                                                                    EXHIBIT 10.1

================================================================================

           SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                            Dated as of June 16, 2003

                                      Among

                                   LPAC CORP.
                                  as the Seller

                                       and

                             LENNOX INDUSTRIES INC.,
                             as the Master Servicer

                                       and

                      BLUE RIDGE ASSET FUNDING CORPORATION
                                 as a Purchaser

                                       and

                          LIBERTY STREET FUNDING CORP.
                                 as a Purchaser

                    THE LIBERTY STREET INVESTORS NAMED HEREIN

                                       and

                             THE BANK OF NOVA SCOTIA
                        as Liberty Street Purchaser Agent

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
           as the Administrative Agent and Blue Ridge Purchaser Agent

================================================================================

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
Article I Purchases and Reinvestments................................................................      2
   Section 1.1       Commitments to Purchase; Limits on Purchaser's Obligations......................      2
   Section 1.2       Purchase Procedures; Assignment of the Purchaser's Interests....................      3
   Section 1.3       Reinvestments of Certain Collections; Payment of Remaining Collections..........      3
   Section 1.4       Asset Interest..................................................................      6
Article II Computational Rules.......................................................................      6
   Section 2.1       Selection of Asset Tranches.....................................................      6
   Section 2.2       Computation of Invested Amount and Purchaser's Tranche Investment...............      7
   Section 2.3       Computation of Concentration Limits and Unpaid Balance..........................      7
   Section 2.4       Computation of Earned Discount..................................................      7
   Section 2.5       Estimates of Earned Discount Rate, Fees, etc....................................      8
Article III Settlements..............................................................................      9
   Section 3.1       Settlement Procedures...........................................................      9
   Section 3.2       Deemed Collections; Reduction of Invested Amount, Etc...........................     12
   Section 3.3       Payments and Computations, Etc..................................................     13
   Section 3.4       Treatment of Collections and Deemed Collections.................................     14
Article IV Fees and Yield Protection.................................................................     14
   Section 4.1       Fees............................................................................     14
   Section 4.2       Yield Protection................................................................     14
   Section 4.3       Funding Losses..................................................................     16
Article V Conditions of Purchases....................................................................     17
   Section 5.1       Conditions Precedent to Initial Purchase........................................     17
   Section 5.2       Conditions Precedent to All Purchases and Reinvestments.........................     18
Article VI Representations and Warranties............................................................     19
   Section 6.1       Representations and Warranties of the Seller Parties............................     19
Article VII General Covenants of the Seller Parties..................................................     23
   Section 7.1       Affirmative Covenants of the Seller Parties.....................................     23
   Section 7.2       Reporting Requirements of the Seller Parties....................................     25
   Section 7.3       Negative Covenants of the Seller Parties........................................     27
   Section 7.4       Separate Corporate Existence of the Seller......................................     29
Article VIII Administration and Collection...........................................................     32
   Section 8.1       Designation of Master Servicer..................................................     32
   Section 8.2       Duties of Master Servicer.......................................................     32
   Section 8.3       [Reserved]......................................................................     34
   Section 8.4       Servicer Defaults...............................................................     34
   Section 8.5       Rights of the Administrative Agent..............................................     35
   Section 8.6       Responsibilities of the Seller Parties..........................................     36
   Section 8.7       Further Action Evidencing Purchases and Reinvestments...........................     36
   Section 8.8       Application of Collections......................................................     37
Article IX Security Interest.........................................................................     37
   Section 9.1       Grant of Security Interest......................................................     37
   Section 9.2       Further Assurances..............................................................     38
   Section 9.3       Remedies........................................................................     38


                                       i

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
Article X Liquidation Events.........................................................................     38
   Section 10.1         Liquidation Events...........................................................     38
   Section 10.2         Remedies.....................................................................     41
Article XI The Administrative Agent..................................................................     41
   Section 11.1         Administrative Authorization and Action......................................     41
   Section 11.2         Administrative Agent's Reliance, Etc.........................................     41
   Section 11.3         Blue Ridge Purchaser Agent Authorization and Action..........................     42
   Section 11.4         Blue Ridge Purchaser Agent's Reliance, Etc...................................     42
   Section 11.5         Liberty Street Authorization and Action......................................     42
   Section 11.6         Liberty Street Purchaser Agent's Reliance, Etc...............................     43
   Section 11.7         Wachovia, Scotiabank and Affiliates..........................................     43
Article XII Assignment of The Purchaser's Interest...................................................     43
   Section 12.1         Restrictions on Assignments..................................................     43
   Section 12.2         Rights of Assignee...........................................................     44
   Section 12.3         Terms and Evidence of Assignment.............................................     44
   Section 12.4         Rights of Liquidity Banks....................................................     44
Article XIII Indemnification.........................................................................     45
   Section 13.1         Indemnities by the Seller....................................................     45
   Section 13.2         Indemnities by Master Servicer...............................................     47
Article XIV Miscellaneous............................................................................     48
   Section 14.1         Amendments, Etc..............................................................     48
   Section 14.2         Notices, Etc.................................................................     48
   Section 14.3         No Waiver; Remedies..........................................................     49
   Section 14.4         Binding Effect; Survival.....................................................     49
   Section 14.5         Costs, Expenses and Taxes....................................................     49
   Section 14.6         No Proceedings...............................................................     50
   Section 14.7         Confidentiality of Seller Information........................................     50
   Section 14.8         Captions and Cross References................................................     52
   Section 14.9         Integration..................................................................     53
   Section 14.10        Governing Law................................................................     53
   Section 14.11        Waiver Of Jury Trial.........................................................     53
   Section 14.12        Consent To Jurisdiction; Waiver Of Immunities................................     53
   Section 14.13        Execution in Counterparts....................................................     54
   Section 14.14        No Recourse Against Other Parties............................................     54
   Section 14.15        Severability of Provisions...................................................     54

APPENDIX

Appendix A              Definitions

SCHEDULES

Schedule 6.1(i)      Description of Material Adverse Changes

                                       ii

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Schedule 6.1(n)      List of Offices of the Master Servicer and the Seller where
                     Records are Kept

Schedule 6.1(o)      List of Lockbox Banks

Schedule 14.2        Notice Addresses

EXHIBITS
--------
Exhibit 1.2(a)       Form of Purchase Request
Exhibit 3.1(a)       Form of Information Package
Exhibit A-1          Form of Lockbox Agreement
Exhibit B            Form of Certificate of Financial Officer
Exhibit C-1          Credit and Collection Policy of Lennox
Exhibit C-2          Credit and Collection Policy of Advanced Distributor Products LLC
Exhibit C-3          Credit and Collection Policy of Heatcraft Refrigeration Products, LLC

           SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                            Dated as of June 16, 2003

         THIS IS A SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the "Agreement") among:

         (1) LPAC CORP., a Delaware corporation (together with its successors and permitted assigns, the "Seller"),

         (2) LENNOX INDUSTRIES INC., an Iowa corporation (together with its successors, "Lennox"), as master servicer hereunder (in such capacity, together with any successor master servicer appointed pursuant to Section 8.1, the "Master Servicer", Lennox in its capacity as the Master Servicer, together with the Seller, each a "Seller Party" and collectively the "Seller Parties"),

         (3) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation ("Blue Ridge"),

         (4) the financial institutions identified on the signature pages of this Agreement as "Liberty Street Investors" (together with their successors and assigns, the "Liberty Street Investors")

         (5) LIBERTY STREET FUNDING CORP., a Delaware corporation ("Liberty Street"),

         (6) THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotiabank"), as purchaser agent for Liberty Street and the Liberty Street Investors (in such capacity, together with any successors thereto in such capacity, the "Liberty Street Purchaser Agent"), and

         (7) WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("Wachovia"), as administrative agent for the Purchasers (in such capacity, together with any successors thereto in such capacity, the "Administrative Agent") and as purchaser agent for Blue Ridge (in such capacity, together with any successors thereto in such capacity, the "Blue Ridge Purchaser Agent")

         and amends and restates in its entirety that certain Amended and Restated Receivables Purchase Agreement dated as of March 23, 2001 by and among the parties, as the same may have been and may be amended from time to time (the "Existing Agreement").

         Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   Background

         1. The Originators own 100% of the issued and outstanding capital stock of the Seller.

         2. The Originators are engaged in the heating, ventilating, air conditioning and refrigeration businesses.

         3. Each of the Originators and the Seller has entered into the Sale Agreement pursuant to which the Originators have transferred, and hereafter will transfer, to the Seller all of their respective right, title and interest in and to the Pool Receivables and certain related property.

         4. The Seller has requested the Purchasers, and the Purchasers have agreed, subject to the terms and conditions contained in this Agreement, to purchase from the Seller from time to time undivided percentage interests, referred to herein as the Asset Interest, in Pool Receivables and related property.

         5. The Seller and the Purchasers also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

         6. Scotiabank has been requested, and is willing, to act as the Liberty Street Purchaser Agent under this Agreement.

         7. Wachovia has been requested, and is willing, to act as the Administrative Agent and Blue Ridge Purchaser Agent under this Agreement.

         8. The parties wish to amend and restate the Existing Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                           PURCHASES AND REINVESTMENTS

         SECTION 1.1 COMMITMENTS TO PURCHASE; LIMITS ON PURCHASERS' OBLIGATIONS.

         Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article V), from time to time during the Revolving Period, prior to the Termination Date, the Seller may request that the Purchasers purchase from the Seller ownership interests in Pool Receivables and Related Assets, and Blue Ridge shall and Liberty Street may, in its sole discretion, make such purchase or, if Liberty Street shall decline to make such purchase, the Liberty Street Investors shall make such purchase (in any such case, each being a "Purchase"); provided that no Purchase shall be made by any Purchaser if, after giving effect thereto, (a) the Invested Amount would exceed $150,000,000 (as adjusted pursuant to Section 3.2(b)) (the "Purchase Limit"),
(b) such Purchaser Group's Purchaser Group Invested Amount would exceed the related Purchaser Group Limit or (c) the Asset Interest, expressed as a percentage of Net Pool Balance, would exceed 100% (the "Allocation Limit"); and provided, further that each Purchase made pursuant to this Section 1.1 shall have a purchase price equal to at least $1,000,000 and shall be an integral multiple of $100,000. Notwithstanding anything to the contrary herein, the amount available for any Purchase hereunder shall be calculated based on the most recently delivered Information Package and not based on the most recently delivered Interim Information Package; provided, however that no Purchases shall be permitted hereunder if the calculations in any Interim Information Package delivered after the most recently delivered Information Package show that (i) the Invested Amount would exceed the Purchase Limit, (ii) any Purchase Group Invested Amount shall exceed the related Purchaser Group Limit, or (iii) the Asset Interest, expressed as a percentage of Net Pool Balance would exceed the Allocation Limit.

         SECTION 1.2 PURCHASE PROCEDURES; ASSIGNMENT OF THE PURCHASERS'
INTERESTS.

         (a) Purchase Request. Each Purchase from the Seller by the Purchasers shall be made on notice from the Seller to each Purchaser Agent (on behalf of the related Purchaser) received by such Purchaser Agent not later than 12:00 noon (New York City time) on the second Business Day preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of Exhibit 1.2(a) and shall specify, among other items, the desired amount and date of such Purchase. Each Purchaser Agent shall promptly upon receipt notify the related Purchaser of any such notice. The Seller shall not request more than one Purchase in any calendar week.

         (b) Funding of Purchase. On the date of each Purchase, each Purchaser shall, upon satisfaction of the applicable conditions set forth in
Article V, make available to the Seller its Pro Rata Share of the amount of the Purchase in same day funds by wire transfer to an account designated in writing by the Seller.

         (c) Assignment of Asset Interests. The Seller hereby sells, assigns and transfers to the Purchasers on a pro rata basis, effective on and as of the date of each Purchase and each Reinvestment by the Purchasers hereunder, the Asset Interest.

         SECTION 1.3 REINVESTMENTS OF CERTAIN COLLECTIONS; PAYMENT OF REMAINING COLLECTIONS.

         (a) On the close of business on each day during the period from the date of the first Purchase to the Termination Date, the Master Servicer will, out of all Collections received on such day from Pool Receivables and Related Assets:

                  (i) determine the portion of the Collections attributable to the Asset Interest by multiplying (A) the amount of such Collections times (B) the lesser of (1) the Asset Interest and (2) 100%;

                  (ii) out of the portion of such Collections allocated to the Asset Interest pursuant to clause (i) above, identify and hold in trust for the Purchasers (provided that unless otherwise requested by any Purchaser Agent, on behalf of the related Purchaser, such Collections shall not be required to be held in a separate account) an amount equal to the sum of the estimated amount of Earned Discount and CP Costs accrued in respect of each Asset Tranche (based on the rate information provided by the Administrative Agent pursuant to Section 2.5), all other amounts due to the Purchasers or the Agents hereunder and the Purchasers' Share of the Servicing Fee (in each case, accrued through such day) and not so previously identified; and

                  (iii) apply the Collections allocated to the Asset Interest pursuant to clause (i) above and not required to be identified and held in trust pursuant to clause (ii) above to the purchase from the Seller of ownership interests in Pool Receivables and Related Assets (each such purchase being a "Reinvestment"); provided that:

                           (A)      if, after giving effect to such
                  Reinvestment, (1) the Asset Interest would exceed the Allocation Limit, (2) any Purchaser Group Invested Amount shall exceed the related Purchaser Group Limit or (3) the Invested Amount would exceed the Purchase Limit, then the Master Servicer shall not make such Reinvestment, but shall identify and hold in trust for the benefit of the Purchasers, a portion of such Collections which, together with other Collections previously identified and then so held, shall equal the amount necessary to reduce (x) the Invested Amount to the Purchase Limit, (y) any Purchaser Group's Purchaser Group Invested Amount to such Purchaser Group's Purchase Group Limit and (z) the Asset Interest to the Allocation Limit; and

                           (B) if any of the conditions precedent to Reinvestment in clause (a), (b) and (d) of Section 5.2, subject to the proviso set forth in Section 5.2, are not satisfied, then the Master Servicer shall not reinvest any of such remaining Collections, but shall identify them and hold them in trust for the benefit of the Purchasers;

                  (iv) out of the portion of Collections not allocated to the Asset Interest pursuant to clause (i) above, pay to the Master Servicer or set aside (at the option of the Master Servicer) the Seller's Share of the Servicing Fee accrued through such day and not previously paid; and

                  (v) pay to the Seller (A) the remaining portion of Collections not allocated to the Asset Interest pursuant to clause (i) above and (B) the Collections applied to Reinvestment pursuant to clause (iii) above.

         (b) Unreinvested Collections. The Master Servicer shall identify and hold in trust for the benefit of the Purchasers all Collections which, pursuant to clause (iii) of Section 1.3(a), may not be reinvested in the Pool Receivables and Related Assets, provided that unless otherwise requested by any Purchaser Agent, such Collections need not be held in a segregated account. If, prior to the date when such Collections are required to be paid to any Purchaser Agent for the benefit of the related Purchaser pursuant to Section 1.3(c)(iv), the amount of Collections so identified exceeds the amount, if any, necessary to reduce (i) the Invested Amount to the Purchase Limit, (ii) each Purchaser Group's Invested Amount to the related Purchaser Group Limit and (iii) the Asset Interest to the Allocation Limit, and the conditions precedent to Reinvestment set forth in clauses (a), (b) and (d) of Section 5.2, subject to the proviso set forth in Section 5.2, are satisfied, then the Master Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

         (c)      Payment of Amounts.

                  (i) The Master Servicer shall pay all amounts identified pursuant to Section 1.3(a)(ii) in respect of Earned Discount on an Asset Tranche funded by a Liquidity Funding or a Liberty Street Alternate Funding, as the case may be, to each Purchaser Agent, on the related Purchaser's behalf, on the last day of the then current Yield Period for an Asset Tranche, as provided in Section 3.1.

                  (ii) The Master Servicer shall pay all amounts of Collections identified pursuant to Section 1.3(a)(ii) in respect of Earned Discount on any Asset Tranche funded by Commercial Paper Notes to each Purchaser Agent, on the related Purchaser's behalf, on the Settlement Date following the last day of each CP Accrual Period for such Asset Tranche, as provided in Section 3.1.

                  (iii) The Master Servicer shall pay all amounts of Collections identified pursuant to Section 1.3(a)(ii) and not applied pursuant to clauses (i) or (ii) above to each Purchaser Agent, on the related Purchaser's behalf, on each Settlement Date for each Collection Period, as provided in Section 3.1.

                  (iv) The Master Servicer shall pay all amounts identified pursuant to Section 1.3(b) to each Purchaser Agent for the account of the related Purchaser (A) on the last day of the then current Yield Period for any Asset Tranche funded by a Liberty Street Alternate Funding or a Liquidity Funding of such Purchaser Group, as provided in
         Section 3.1(b), in an amount not exceeding the related Purchaser's Tranche Investment of such Asset Tranche, and (B) on the last day of the then current CP Accrual Period for any Asset Tranche funded by Commercial Paper Notes, as provided in Section 3.1, in an amount not exceeding the related Purchaser's Tranche Investment of such Asset Tranche; provided, however, no payment shall be made under clause (B) above unless the related Purchaser's Tranche Investments of all Asset Tranches, if any, funded by the Liquidity Fundings of such Purchaser Group or the Liberty Street Alternate Fundings, as the case may be, shall have been reduced to zero.

         (d) Funds Under Sale Agreement. Upon the written request of the Agents, on behalf of the Purchasers, given at any time when (i) based on the most recent Information Package, or Interim Information Package, as the case may be, either (A) the Asset Interest would exceed the Allocation Limit, (B) any Purchaser Group's Invested Amount would exceed the related Purchaser Group Limit or, (C) the Invested Amount would exceed the Purchase Limit, or (ii) a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Seller shall identify all funds that under the Sale Agreement would be applied to repay principal of the Initial Seller Notes (as defined in the Sale Agreement) owing to the Originators. The Seller may make withdrawals of such funds only for the purposes of (1) at any time, purchasing Receivables from an Originator in accordance with the Sale Agreement; (2) on the Settlement Date for any Collection Period, making payments in accordance with the last sentence of Section 3.1(c)(ii), and (3) on the Settlement Date for any Collection Period, if, on the basis of the most recent Information Package or Interim Information Package, as the case may be, and after giving effect to any payment made to the Master Servicer on such date pursuant to the last sentence of Section 3.1(c)(ii), (I) the Invested Amount does not exceed the Purchase Limit, (II) no Purchaser Group Invested Amount exceeds the related Purchaser Group Limit and
(III) the Asset Interest does not exceed the Allocation Limit, and provided that no Liquidation Event or Unmatured Liquidation

Event shall have occurred and be continuing, repaying principal of the Initial Seller Notes in accordance with this Agreement and the Sale Agreement.

         SECTION 1.4 ASSET INTEREST.

         (a) Components of Asset Interest. On any date the Asset Interest will represent the Investors' undivided percentage ownership interest in all then outstanding Pool Receivables and all Related Assets with respect to such Pool Receivables as at such date.

         (b) Computation of Asset Interest. On any date, the Asset Interest will be equal to the percentage equivalent of the following fraction:

                                      IA+RR
                                      -----
                                       NPB

      where:

            IA    =    the Invested Amount on the date of such computation;

            RR    =    the Required Reserve on the date of such computation; and

            NPB   =    the Net Pool Balance on the date of such computation;

provided, however, that the Asset Interest during the Liquidation Period shall equal 100% and shall at no time exceed 100%.

         (c)      Frequency of Computation. The Asset Interest shall be computed
(i) as provided in Section 3.1, as of the Cut-Off Date for each Collection Period, and (ii) on the Settlement Date following each Reporting Date, after giving effect to the payments made pursuant to Section 3.1. In addition, at any time, any Purchaser Agent, on behalf of the related Purchaser, may require the Master Servicer to provide an interim report (an "Interim Information Package"), based on the information then available to the Master Servicer, for purposes of computing the Asset Interest, any Purchaser Group Limit or the Purchase Limit as of any other date, and the Master Servicer agrees to do so within five (5) (or three (3), if a Liquidation Event or a Credit Event has occurred and is continuing) Business Days of its receipt of such Purchaser Agent's request (such date, the "Interim Reporting Date").

                                   ARTICLE II

                               COMPUTATIONAL RULES

         SECTION 2.1 SELECTION OF ASSET TRANCHES.

         Each Purchaser Agent shall, from time to time for purposes of computing Earned Discount on that portion of the Asset Interest funded with Liberty Street Alternate Fundings or Liquidity Fundings made by the related Purchaser Group, as the case may be, divide such portion of the Asset Interest into Asset Tranches. The applicable Earned Discount Rate may be different for each Asset Tranche funded by a Liquidity Funding or a Liberty Street Alternate Funding, as the case may be. The related Purchaser Group Invested Amount shall be allocated to each Asset

Tranche by the related Purchaser Agent, on the related Purchaser's behalf, to reflect the funding sources for the Asset Interest, so that:

         (a) there will be a single Asset Tranche equal to the excess of the related Purchaser Group Invested Amount over the aggregate amount allocated at such time pursuant to clause (b) below, which Asset Tranche shall reflect the portion of the Asset Interest funded by Commercial Paper Notes of the related Purchaser; and

         (b) there may be one or more Asset Tranches, selected by a Purchaser Agent, on the related Purchaser's behalf, reflecting the portion or portions of the Asset Interest funded by outstanding Liberty Street Alternate Fundings or Liquidity Fundings of such Purchaser Group, as the case may be.

         SECTION 2.2 COMPUTATION OF INVESTED AMOUNT AND PURCHASER'S TRANCHE INVESTMENT.

         In making any determination of the Invested Amount, any Purchaser Group Invested Amount and any Purchaser's Tranche Investment, the following rules shall apply:

         (a) the Invested Amount and each Purchaser Group Invested Amount, as the case may be, shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered hereunder to the related Purchaser Agent, on the related Purchaser's behalf;

         (b) the Invested Amount and each Purchaser Group Invested Amount, as the case may be, shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason; and

         (c) if there is any reduction in the Invested Amount or any Purchaser Group Invested Amount, as the case may be, there shall be a corresponding reduction in the related Purchaser's Tranche Investment with respect to one or more Asset Tranches selected by a Purchaser Agent, on the related Purchaser's behalf, in its discretion.

         SECTION 2.3 COMPUTATION OF CONCENTRATION LIMITS AND UNPAID BALANCE.

         The Obligor Concentration Limits and the aggregate Unpaid Balance of Pool Receivables of any Obligor and its Affiliated Obligors (if any) shall be calculated as if such Obligor and its Affiliated Obligors were one Obligor.

         SECTION 2.4 COMPUTATION OF EARNED DISCOUNT.

         In making any determination of Earned Discount, the following rules shall apply:

         (a) each Purchaser Agent, on the related Purchaser's behalf, shall determine the Earned Discount accruing with respect to each Asset Tranche funded by a Liberty Street Alternate Funding or a Liquidity Funding of such Purchaser Group, as the case may be, for each Yield Period, in accordance with the definition of Earned Discount;

         (b) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law; and

         (c) the Earned Discount for any Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

It is the intent of Blue Ridge and Liberty Street to fund its portion of the Asset Interest by the issuance of Commercial Paper Notes. If, for any reason, either Blue Ridge or Liberty Street is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund its portion of the Asset Interest, or is unable to repay such Commercial Paper Notes upon the maturity thereof, such Purchaser will draw on Liquidity Fundings (or a Liberty Street Alternate Funding, in the case of Liberty Street) to the extent available. If any Purchaser funds itself through Liquidity Fundings (or a Liberty Street Alternate Funding, in the case of Liberty Street), the Earned Discount payable by the Seller will be based on the Bank Rate.

         SECTION 2.5 ESTIMATES OF EARNED DISCOUNT RATE, FEES, ETC.

         For purposes of determining the amounts required to be identified by Master Servicer pursuant to Section 1.3, each Purchaser Agent, on the related Purchaser's behalf, shall notify the Master Servicer (and, if Lennox is not the Master Servicer, the Seller) from time to time of the related Purchaser's Tranche Investment of each Asset Tranche, the Earned Discount Rate applicable to each Asset Tranche funded by a Liberty Street Alternate Funding or Liquidity Funding of such Purchaser Group, as the case may be, and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (a) the CP Costs for any Asset Tranche funded by the issuance of Commercial Paper Notes for any Purchaser Group are determined in arrears and may change from one applicable CP Accrual Period to the next, (b) the Earned Discount Rate for any Asset Tranche funded by a Liberty Street Alternate Funding or a Liquidity Funding of any Purchaser Group may change from one applicable Yield Period to the next, and the Bank Rate used to calculate the Earned Discount Rate may change from time to time during an applicable Yield Period, (c) certain rate information provided by any Purchaser Agent to the Master Servicer shall be based upon such Purchaser Agent's good faith estimate, (d) the amount of Earned Discount actually accrued with respect to an Asset Tranche funded by a Liberty Street Alternate Funding or a Liquidity Funding of any Purchaser Group during any Yield Period may exceed, or be less than, the amount identified with respect thereto by Master Servicer, and (e) the amount of fees or other amounts payable by the Seller hereunder which have accrued hereunder with respect to any Collection Period may exceed, or be less than, the amount identified with respect thereto by the Master Servicer. Failure to identify any amount so accrued shall not relieve the Master Servicer of its obligation to remit Collections to each Purchaser Agent, for the benefit of the related Purchaser, with respect to such accrued amount, as and to the extent provided in Section 3.1.

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                                   ARTICLE III

                                   SETTLEMENTS

         SECTION 3.1 SETTLEMENT PROCEDURES.

         The parties hereto will take the following actions with respect to each Collection Period:

         (a) Information Package. On the eighth day of each month or if such day is not a Business Day, the next succeeding Business Day (each a "Reporting Date"), the Master Servicer shall deliver to each Purchaser Agent, on the related Purchaser's behalf, a report in the form of Exhibit 3.1(a), provided that, if a Credit Event has occurred and is continuing, such Information Package shall be accompanied by an electronic file in a form satisfactory to each Purchaser Agent (collectively, an "Information Package").

         (b) Earned Discount and CP Costs; Other Amounts Due. (i) (A) On or before 12:00 noon (Atlanta, Georgia, time) on the Business Day before the last day of each Yield Period, each Purchaser Agent shall notify the Master Servicer of the amount of Earned Discount accrued with respect to any Asset Tranche funded by a Liberty Street Alternate Funding or a Liquidity Funding of the related Purchaser Group, as the case may be, corresponding to such Yield Period, and (B) on or before 12:00 noon (Atlanta, Georgia time) five (5) Business Days before each Reporting Date, each Purchaser Agent shall notify the Master Servicer of the CP Costs accrued during the most recently ended CP Accrual Period with respect to any Asset Tranche funded with Commercial Paper Notes of such Purchaser Group during all or any portion of such CP Accrual Period (ii) the Master Servicer shall pay to each Agent for the benefit of the related Purchaser the amount of such Earned Discount before 12:00 noon (Atlanta, Georgia time) on the last day of such Yield Period and the amount of such CP Costs before 12:00 noon (Atlanta, Georgia time) on each Settlement Date (iii) on or before 12:00 noon (Atlanta, Georgia time) on the Business Day before each Reporting Date, each Purchaser Agent, on the related Purchaser's behalf, shall notify the Master Servicer of all Broken Funding Costs, fees and other amounts accrued and payable by the Seller under this Agreement to the related Purchaser during the prior calendar month (other than amounts described in clause (c) below). The Master Servicer shall pay to each Purchaser Agent, for the benefit of the related Purchaser, the amount of such Broken Funding Costs, fees and other amounts (to the extent of Collections attributable to the Asset Interest funded by such Purchaser Group during such Collection Period) on the Settlement Date for such month. Such payments shall be made out of amounts identified pursuant to Section 1.3 for such payment; provided, however, that to the extent Collections attributable to the Asset Interest funded by such Purchaser Group during such Collection Period are not sufficient to make such payment, such payment shall be made out of funds paid by the Master Servicer to the Seller (which amounts the Seller hereby agrees to pay to the Master Servicer), up to the aggregate amount of Collections applied to Reinvestments under Section 1.3(a) or (b) during such month.

         (c)      Asset Interest Computations.

                  (i) On the Reporting Date for each Collection Period, the Master Servicer shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Asset Interest since the next preceding Cut-Off Date, (C) the excess (if any) of the Asset Interest over the Allocation Limit, (D) the excess (if any) of any Purchaser Group Invested Amount over such Purchaser Group Limit and (E) the excess (if any) of the Invested Amount over the Purchase Limit. Such calculations shall be based upon the assumptions that the (1) information in the Information Package is correct, and (2) Collections identified pursuant to Section 1.3(b) will be paid to each Purchaser Agent, for the benefit of the related Purchaser, on the Settlement Date for such Collection Period.

                  (ii) If, according to the computations made pursuant to clause (i) above, (A) the Asset Interest exceeds the Allocation Limit,
         (B) any Purchaser Group Invested Amount exceeds such Purchaser Group Limit or (C) the Invested Amount exceeds the Purchase Limit, then on the Settlement Date for such Collection Period, the Master Servicer shall pay to the applicable Purchaser Agent, for the benefit of the related Purchaser, (to the extent of Collections during the related Collection Period attributable to all Asset Tranches funded by such Purchaser Group and not previously paid to such Purchaser Agent) the amount necessary to reduce (1) the Invested Amount to the Purchase Limit, (2) any Purchaser Group Invested Amount to such Purchaser Group Limit and (3) the Asset Interest to the Allocation Limit, subject, however, to the proviso to Section 1.3(c)(iv). Such payment shall be made out of amounts identified pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so identified, the Seller hereby agrees to pay such amounts to the Master Servicer to the extent of Collections applied to Reinvestment under Section 1.3 during the relevant Collection Period.

                  (iii) In addition to the payments described in clause (ii) above and clause (iv) below, during the Liquidation Period, the Master Servicer shall pay to each Agent, for the benefit of the related Purchaser, all amounts identified pursuant to Section 1.3 (A) on the last day of the current Yield Period for any Asset Tranche funded by a Liberty Street Alternate Funding or a Liquidity Funding funded by such Purchaser Group, as the case may be, in an amount not exceeding such Purchaser's Tranche Investment of such Asset Tranche, and (B) after reduction to zero of such Purchaser's Tranche Investments of the Asset Tranches, if any, funded by Liberty Street Alternate Fundings or Liquidity Fundings of such Purchaser Group, as the case may be, on the last day of the each CP Accrual Period, in an amount not exceeding such Purchaser's Tranche Investment of the Asset Tranche funded by Commercial Paper Notes issued by such Purchaser Group.

                  (iv) On the Interim Reporting Date for each Interim Reporting Period, the Master Servicer shall compute, as of the related Interim Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Asset Interest since the next preceding Cut-Off Date or Interim Cut-Off Date, (C) the excess (if any) of the Asset Interest over the Allocation Limit, (D) the excess (if any) of any Purchaser Group Invested Amount over the related Purchaser Group Limit and (E) the excess (if any) of the Invested Amount over the Purchase Limit. Such calculations shall be based upon the assumptions that (1) the information in the Interim Information Package is correct, and (2) Collections identified pursuant to Section 1.3(b) will be paid to each Purchaser Agent, for the benefit of the related Purchaser, on the Settlement Date for such Collection Period.

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

                  (v) If, according to the computations made pursuant to clause (iv) above, (A) the Asset Interest exceeds the Allocation Limit,
         (B) any Purchaser Group Invested Amount exceeds the related Purchaser Group Limit or (C) the Invested Amount exceeds the Purchase Limit, then on the Interim Settlement Date for such Interim Reporting Period, the Master Servicer shall pay to the applicable Purchaser Agent, for the benefit of the related Purchaser, (to the extent of Collections during the related Interim Reporting Period attributable to all Asset Tranches funded by the related Purchaser Group and not previously paid to such Purchaser Agent) the amount necessary to reduce (1) the Invested Amount to the Purchase Limit, (2) any Purchaser Group Invested Amount to the related Purchaser Group Limit and (3) the Asset Interest to the Allocation Limit, subject, however, to the proviso to Section 1.3(c)(iv). Such payment shall be made out of amounts identified pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so identified, the Seller hereby agrees to pay such amounts to the Master Servicer to the extent of Collections applied to Reinvestment under Section 1.3 during the relevant Interim Reporting Period.

         (d) Order of Application. Upon receipt by each Purchaser Agent, on the related Purchaser's behalf, of funds distributed pursuant to this Section 3.1, such Purchaser Agent shall apply them to the items specified in the subclauses below, in the order of priority of such subclauses:

                  (i) to accrued Earned Discount, CP Costs and Broken Funding Costs, plus any previously accrued Earned Discount, CP Costs and Broken Funding Costs not paid, to the extent owing to such Purchaser Group;

                  (ii) to the related Purchaser's Share of the accrued and unpaid Servicing Fee (if the Master Servicer is not Lennox or its Affiliate);

                  (iii) to such Purchaser Group's Pro Rata Share of the Program Fee and the Unused Fee accrued during such Collection Period, plus any previously accrued Program Fee and the Unused Fee not paid on a prior Settlement Date;

                  (iv) to the reduction of the Invested Amount on a pro-rata basis and the reduction of any Purchaser Group Invested Amount, to the extent such reduction is required under Section 3.1(c);

                  (v) to other accrued and unpaid amounts owing to any Purchaser or any Agent hereunder (except Earned Discount on any Asset Tranche funded by a Liberty Street Alternate Funding or a Liquidity Funding of any Purchaser Group, as the case may be, which has accrued but is not yet overdue under Section 1.3(c));

                  (vi) to the related Purchaser's Share of the accrued and unpaid Servicing Fee (if the Master Servicer is Lennox or its Affiliate); and

                  (vii) to purchase newly originated Receivables during the Revolving Period.

         (e) Non-Distribution of Servicing Fee. Each Purchaser Agent hereby consents (which consent may be revoked at any time), to the retention by the Master Servicer of the

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

amounts (if any) identified pursuant to Section 1.3 in respect of the Servicing Fee, in which case no distribution shall be made in respect of the Servicing Fee pursuant to clause (d) above.

         (f) Delayed Payment. If on any day described in this Section 3.1 (or in Section 1.3(c) in respect of accrued Earned Discount on Asset Tranches funded by Liberty Street Alternate Fundings or Liquidity Fundings of any Purchaser Group, as the case may be, or accrued CP Costs on Asset Tranches funded by the issuance of Commercial Paper Notes issued by any Purchaser Group), because Collections during the relevant CP Accrual Period or Yield Period were less than the aggregate amounts payable, the Master Servicer shall not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

         SECTION 3.2 DEEMED COLLECTIONS; REDUCTION OF INVESTED AMOUNT, ETC.

         (a)      Deemed Collections. If on any day:

                  (i)      the Unpaid Balance of any Pool Receivable is:

                           (A) reduced as a result of any defective, rejected or returned merchandise or services, any cash discount, or any other adjustment by any Seller Party or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

                           (B) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction, including without limitation, any setoff or claim arising as a result of any amount at any time owed by any Originator in connection with any account receivable owed by any such Originator to such Obligor), or

                           (C) reduced on account of the obligation of any Seller Party or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                           (D) less than the amount included in calculating the Net Pool Balance for purposes of any Information Package or Interim Information Package, as the case may be (for any reason other than such Receivable becoming a Defaulted Receivable), or

                  (ii) any of the representations or warranties of the Seller set forth in Section 6.1(j), (l) or (p) were not true when made with respect to any Pool Receivable, or any of the representations or warranties of the Seller set forth in Section 6.1(l) are no longer true with respect to any Pool Receivable, or any Pool Receivable is repurchased by an Originator pursuant to the Sale Agreement, then, on such day, the Seller shall be deemed to have received a Collection of such Pool Receivable

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

                           (A) in the case of clause (i) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                           (B) in the case of clause (ii) above, in the amount of the Unpaid Balance of such Pool Receivable.

Collections deemed received by the Seller under this Section 3.2(a) are herein referred to as "Deemed Collections."

         (b) Seller's Optional Reduction of the Invested Amount. The Seller may at any time elect to reduce the Invested Amount and each Purchaser Group Invested Amount as follows:

                  (i) the Seller shall give each Purchaser Agent, on the related Purchaser's behalf, at least five (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                  (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Master Servicer shall refrain from reinvesting Collections pursuant to Section 1.3 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                  (iii) the Master Servicer shall hold such Collections in trust for the Purchasers, pending payment to the related Purchaser Agent, as provided in Section 1.3;

provided that:

                           (A)      the amount of any such reduction shall be in
                  (1) an amount of $1,000,000, (2) an integral multiple thereof or (3) an amount equal to the remaining Invested Amount,

                           (B) the Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Collection Period,

                           (C) unless the Invested Amount will be reduced to zero, after giving effect to such reduction, the Invested Amount will be at least $25,000,000, and

                           (D) each reduction of the Invested Amount shall be done on a pro rata basis and shall result in a corresponding reduction in each Purchaser Group Invested Amount.

         SECTION 3.3 PAYMENTS AND COMPUTATIONS, ETC.

         (a) Payments. All amounts to be paid to any Purchaser Agent or any other Person or deposited by the Seller or the Master Servicer hereunder (other than amounts payable under Section 4.2) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in lawful money of the United States of America in same day funds to the related Purchaser Agent Account, or to such other account at the bank named therein or at such other bank as any Purchaser Agent on behalf of the related Purchaser may designate by written notice to the Person making such payment.

         (b) Late Payments. The Seller or the Master Servicer, as applicable, shall, to the extent permitted by law, pay to the Person to whom payment is due interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

         (c) Method of Computation. All computations of interest, CP Costs, Broken Funding Costs, Earned Discount, any fees payable under Section 4.1 and any other fees payable by the Seller to any Purchaser or any Purchaser Agent hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

         SECTION 3.4 TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS.

         The Seller shall forthwith deliver to the Master Servicer all Deemed Collections, and the Master Servicer shall hold or distribute such Deemed Collections as Earned Discount, CP Costs, Broken Funding Costs, accrued Servicing Fee, repayment of the Invested Amount or any Purchaser Group Invested Amount and to other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to the Master Servicer. If Collections are then being paid to any Agent, on behalf of the Purchasers, or its designee, or to lock boxes or accounts directly or indirectly owned or controlled by the Administrative Agent on behalf of the Purchasers, the Master Servicer shall forthwith cause such Deemed Collections to be paid to each Purchaser Agent, on the related Purchaser's behalf, or its designee or to such lock boxes or accounts, as applicable, or as the Agents shall request. So long as the Seller shall hold any Collections (including Deemed Collections) required to be paid to the Master Servicer or any Agent, it shall hold such Collections in trust for the benefit of the Agents, on behalf of the Purchasers, and shall clearly mark its records to reflect such trust; provided that unless the Administrative Agent shall have requested it in writing to do so, the Seller shall not be required to hold such Collections in a separate deposit account containing only such Collections.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

         SECTION 4.1 FEES.

         The Seller shall pay to each Purchaser certain fees from time to time in amounts and payable on such dates as are set forth in the letter dated on or about the date hereof (as amended from time to time, the "Fee Letter") among the Seller, the Purchasers and the Agents.

         SECTION 4.2 YIELD PROTECTION.

         (a) If (i) Regulation D or (ii) any Regulatory Change occurring after June 19, 2000:

                           (A) shall subject an Affected Party to any tax, duty or other charge with respect to the portion of the Asset Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any portion of the Invested Amount or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the portion of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for (1) taxes based on, or measured by, net income, or changes in the rate of tax on or determined by reference to the overall net income, of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located or, (2) franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes); or

                           (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

                           (C)      shall change the amount of capital
                  maintained or required or requested or directed to be maintained by any Affected Party; or

                           (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

                           (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

                           (A) to increase the cost to or to impose a cost on (1) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (2) any Agent for continuing its or the Seller's relationship with any Purchaser, in each case, in an amount deemed to be material by such Affected Party,

                           (B) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any Liquidity Agreement, or

                           (C) in the reasonable determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, within thirty days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction; provided, however, the Seller shall only be required to compensate any such Affected Party for such amounts to the extent that such Affected Party is requiring all of its other similarly situated customers to compensate it for such amounts.

         (b) Each Affected Party will promptly notify the Seller and each Agent of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

         (c)      In determining any amount provided for or referred to in this
Section 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.2 shall submit to the Seller the certificate (referred to in subsection (a) above) as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.

         (d) For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 4.2.

         SECTION 4.3 FUNDING LOSSES.

         In the event that any Purchaser or any Liquidity Bank shall actually incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser through the issuance of Commercial Paper Notes to fund any Purchase, such Liquidity Bank to make any Liquidity Funding or maintain any Liquidity Funding or such Liberty Street Investor to make any Liberty Street Alternate Funding or maintain any Liberty Street Alternate Funding) as a result of (a) any settlement with respect to the related Purchaser's Tranche Investment of the portion of any Asset Tranche being made by such Purchaser Group on any day other than the scheduled last day of an applicable CP Accrual Period or Yield Period with respect thereto (it being understood that the foregoing shall not apply to any portion of the Invested Amount that is accruing Earned Discount calculated by reference to the Base Rate), or (b) any Purchase not being made in accordance with a request therefor under Section 1.2, then, upon written notice from any Purchaser Agent to the Seller and the Master Servicer, the Seller shall pay to the Master Servicer, and the Master Servicer shall pay to such Purchaser Agent for the account of the related Purchaser or such Liquidity Bank, as the case may be, the amount of such loss or expense. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller and the Master Servicer.

                                   ARTICLE V

                             CONDITIONS OF PURCHASES

         SECTION 5.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE.

         The initial Purchase pursuant to this Agreement is subject to the following conditions precedent:

         (a) each Agent, on the Purchaser's behalf, shall have received, on or before the date of such initial Purchase, the following each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to each Purchaser Agent:

                  (i) The amendment to the Sale Agreement ("the Sale Amendment"), dated as of the date hereof duly executed by the parties thereto;

                  (ii) Acknowledgment copies (or other evidence of filing reasonably acceptable to the Administrative Agent on behalf of the Secured Parties) of (A) proper amendments to certain financing statements (Form UCC-3), in such form as the Agents, on behalf of the Secured Parties, may reasonably request, naming each of the Originators as the debtor and the seller of the Receivables and Related Assets, the Seller as the secured party and purchaser thereof and the Administrative Agent, as agent for the Secured Parties as assignee, and
         (B) amendment to financing statements (Form UCC-3), in such form as the Agents, on the behalf of the Secured Parties, may reasonably request, naming the Seller as the debtor and the seller of undivided percentage interests in the Pool Receivables and Related Assets and the Administrative Agent, as agent for the Secured Parties as the secured party and purchaser thereof, or other, similar instruments or documents as may be necessary or, in the opinion of the Agents, on the Purchasers' behalf, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by each Originator to the Seller of, and each Purchaser's undivided percentage interest in, the Pool Receivables and Related Assets;

                  (iii) A reliance letter with respect to the legal opinions of Locke Liddell & Sapp LLP, counsel to the Seller Parties, the Originators and Lennox International in form and substance satisfactory to the Liberty Street Purchaser Agent.

                  (iv) An Information Package, prepared as of the Cut-Off Date of May [24], 2003;

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

                  (v) The Liberty Street Liquidity Agreement, duly executed by Liberty Street, the Liberty Street Liquidity Agent and each Liberty Street Liquidity Bank;

                  (vi) Evidence that the Lockbox Accounts are maintained in the name of the Seller;

                  (vii) payment in immediately available funds of the amount determined to be due to Blue Ridge and the Administrative Agent pursuant to the Information Package delivered in clause (iv) above with respect to the removal of Armstrong as an Originator pursuant to the Sale Amendment. The payment of amounts due under this clause (vii) shall be applied to the reduction of the Invested Amount with respect to the Blue Ridge Purchaser Group and the payment of all other fees and amounts then due and owing to Blue Ridge and the Administrative Agent, including, without limitation, Earned Discount, and shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Administrator or Blue Ridge, all of which rights are hereby expressly waived by the Seller;

                  (viii)   a fully executed copy of the Fee Letter;

                  (ix) the Amended and Restated Assurance Agreement, dated as of the date hereof, duly executed by Lennox International; and

                  (x) such other agreements, instruments, certificates, opinions and other documents as the Agents may reasonably request; and

         (b)      Lennox shall have paid or caused to be paid all Transaction
Fees.

         SECTION 5.2 CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS.

         Each Purchase (including the initial Purchase) and each Reinvestment shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment the following statements shall be true (and the Seller, by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, and each other Seller Party, upon such acceptance or receipt by the Seller, shall be deemed to have certified that):

         (a) the representations and warranties contained in Section 6.1 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

         (b) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

         (c) after giving effect to each proposed Purchase or Reinvestment, the Invested Amount will not exceed the Purchase Limit, no Purchaser Group Invested Amount will exceed the related Purchaser Group Limit and the Asset Interest will not exceed the Allocation Limit,

         (d)      the Termination Date shall not have occurred,

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         (e)      in the case of a Purchase, each Purchaser Agent shall have timely received an appropriate notice of the proposed Purchase in accordance with Section 1.2(a),

         (f) a completed Information Package or Interim Information Package (if applicable) shall have been delivered by the Master Servicer to each Purchaser Agent, on the related Purchaser's behalf, as of the applicable Reporting Date or Interim Reporting Date, as the case may be,

         (g) both prior to and after giving effect to each proposed Purchase or Reinvestment, the requirements of the Credit Agreement and any other agreement evidencing any Material Indebtedness of Lennox International with respect to transfers of assets and creation of liens shall not have been violated,

         (h) after giving effect to each proposed Purchase or Reinvestment, the Weighted Average Term (with respect to Receivables included in the Net Pool Balance) shall not exceed 60 days, and

         (i) such other agreements, instruments, certificates, opinions and other documents as the Administrative Agent may reasonably request have been delivered;

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment or any Purchase on any day which does not cause the Invested Amount, after giving effect to such Reinvestment or Purchase, to exceed the Invested Amount as of the opening of business on such day.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES.

         Each Seller Party represents and warrants as to itself, except when specifically provided, in which case, the specified Seller Party represents and warrants as follows:

         (a) Organization and Good Standing; Ownership. Its jurisdiction of organization is correctly set forth in the preamble to this Agreement. It is duly organized and is a "registered organization" as defined in the UCC under the laws of that jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. It is validly existing as a corporation in good standing under the laws of its state of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables and Related Assets. The Originators own directly all the issued and outstanding capital stock of the Seller.

         (b) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification,

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

licenses or approvals, except where the failure to be so qualified or have such licenses or approvals would not have a Material Adverse Effect.

         (c) Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to carry out the terms of the Transaction Documents to which it is a party, (C) in the case of the Master Servicer, to service the Receivables and the Related Assets in accordance with this Agreement and the Sale Agreement, and (D) in the case of the Seller, sell and assign the Asset Interest on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents and, in the case of the Seller, the sales and assignments described in clause (i)(D) above.

         (d) Valid Sale; Binding Obligations. (i) This Agreement constitutes a valid sale, transfer, and assignment of the Asset Interest to the Purchasers, enforceable against creditors of, and purchasers from, the Seller, and (ii) this Agreement and each other Transaction Document signed by such Seller Party constitutes, a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Violation. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles or certificate of incorporation or by-laws, or any material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound (including, but not limited to, those agreements or instruments evidencing Material Indebtedness of Lennox International), (ii) result in the creation or imposition of any Lien upon any its properties pursuant to the terms of any such material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or
(iii) violate any law or any order, rule, or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

         (f) No Proceedings. There are no proceedings or investigations pending, or, to its knowledge, threatened, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document,
(ii) seeking to prevent the sale and assignment of the Receivables under the Sale Agreement or of the Asset Interest under this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) that would have a Material Adverse Effect.

         (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

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

         (h) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement and each other Transaction Document to which it is a party, except, in the case of the Seller, for (i) the filing of the UCC financing statements referred to in Article V, and (ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in
Section 8.7, all of which, at the time required in Article V or Section 8.7, as applicable, shall have been duly made and shall be in full force and effect.

         (i) Financial Condition. (i) The consolidated and consolidating balance sheets of the Lennox International and its consolidated subsidiaries as at December 31, 2002, and the related statements of income and shareholders' equity of Lennox International and its consolidated subsidiaries for the fiscal year then ended, certified by KPMG LLP, independent certified public accountants, copies of which have been furnished to the Agents, fairly present in all material respects the consolidated financial condition of Lennox International and its consolidated subsidiaries as at such date and the consolidated results of the operations of Lennox International and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, (ii) since December 31, 2002 there has been no material adverse change in any such financial condition, business or operations except as described in Schedule 6.1(i), (iii) the balance sheet of the Seller as at March 31, 2003, certified by the chief financial officer or treasurer of the Seller by means of a Certificate of Financial Officer in the form attached hereto as Exhibit B, copies of which have been furnished to the Agents, fairly present in all material respects the financial condition, assets and liabilities of the Seller as at such date, all in accordance with GAAP consistently applied, and (iv) since June 9, 2000 there has been no material adverse change in the Seller's financial condition, business or operations.

         (j) Nature of Receivables. Each Receivable constitutes an "account" as such term is defined in the UCC.

         (k) Margin Regulations. The use of all funds obtained by such Seller Party under this Agreement or any other Transaction Document will not conflict with or contravene any of Regulation T, U and X promulgated by the Federal Reserve Board from time to time.

         (l) Quality of Title. (i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from the Seller, (ii) the Seller owns and has good and marketable title to the Collateral free and clear of any Lien (other than any Lien arising solely as the result of any action taken by any Secured Parties (or any assignee thereof) or by the Administrative Agent);
(iii) when any Purchaser makes a Purchase or Reinvestment, it shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority undivided percentage ownership interest to the extent of the portion of the Asset Interest funded by the related Purchaser Group in the Collateral, free and clear of any Lien (other than any Lien arising as the result of any action taken by any Secured Party (or any assignee thereof or by the Administrative Agent); (iv) other than the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement, the Seller has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the Collateral; (v) the Seller has not authorized the filing of, and is not aware of any financing statements against the Seller that include a description of Collateral and (vi) the Seller has not authorized the filing of, and is not aware of any financing statements against the Seller that include a description of collateral covering the Collateral other than except such as may be filed (A) in favor of the Originators in accordance with the Contracts, (B) in favor of the Seller in connection with the Sale Agreement or (C) in favor of the Secured Parties or the Administrative Agent in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by the Secured Parties (or any assignee thereof) or by the Administrative Agent.

         (m) Accurate Reports. No Information Package or Interim Information Package (if prepared by such Seller Party, or to the extent information therein was supplied by such Seller Party) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of such Seller Party to any Agent or any Purchaser pursuant to this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to such Agent or Purchaser at such time) as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

         (n) Offices. The principal places of business and chief executive offices of the Master Servicer and the Seller are located at the respective addresses set forth on Schedule 14.2, and the offices where the Master Servicer and the Seller keep all their books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in
Schedule 6.1(n) (or at such other locations, notified to each Purchaser Agent, on the related Purchaser's behalf, in accordance with Section 7.1(f), in jurisdictions where all action required by Section 8.5 has been taken and completed).

         (o) Lockbox Accounts. The names, addresses and jurisdictions of organization of all the Lockbox Banks, together with the account numbers of the Lockbox Accounts of the Seller at each Lockbox Bank and the post office box numbers of the lockboxes, are listed on Schedule 6.1(o) (or have been notified to and approved by the Agents in accordance with Section 7.3(d)). The Seller has not granted any Person, other than the Administrative for the benefit of the Secured Parties as contemplated by this Agreement, dominion and control of any lockbox or Lockbox Account, or the right to take dominion and control of any such lockbox or Lockbox Account at a future time.

         (p) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or computation of Net Pool Balance shall be an Eligible Receivable on such date.

         (q) Servicing Programs. No license or approval is required for any Agent's use of any program used by the Master Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

         (r) Compliance with Credit and Collection Policy. With respect to each Eligible Receivable, it has complied in all material respects with the Credit and Collection Policy.

         (s)      [Reserved].

         (t) Names. Since the date of its incorporation, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

         (u) Ownership of the Seller. Collectively, the Originators own 100% of the issued and outstanding capital stock of the Seller, free and clear of any Lien. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

         (v) Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

         (w) Taxes. Each Seller Party has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except for immaterial amounts, unless such immaterial amounts give rise to a Lien, and except for any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books. The Seller is not aware of any judgment or tax lien filings against it.

         (x) Compliance with Laws. Each Seller Party is in compliance with all applicable laws, rules, regulations and orders, including those with respect to the Pool Receivables and related Contracts, except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

                                  ARTICLE VII

                     GENERAL COVENANTS OF THE SELLER PARTIES

         SECTION 7.1 AFFIRMATIVE COVENANTS OF THE SELLER PARTIES.

         Until the Final Payout Date, unless each Agent shall otherwise consent in writing:

         (a) Compliance With Laws, Etc. Each Seller Party will comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Pool Receivables and related Contracts, except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

         (b) Preservation of Corporate Existence. Each Seller Party will preserve and maintain its corporate existence, status as a "registered organization", rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

         (c) Audits. Each Seller Party will (i) at any time and from time to time upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or any Purchaser Agent, on the related Purchaser's behalf, believes in good faith that a Liquidation Event has occurred and is continuing), in which case no such notice shall be required) during such Seller Party's regular business hours, permit each Purchaser Agent, on the related Purchaser's behalf, or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller Party relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to Pool Receivables or such Seller Party's performance hereunder with any of the officers or employees (with notification to and coordination with the treasurer of such Seller or his designee) of such Seller Party having knowledge of such matters; (ii) permit each Purchaser Agent or any of its respective agents or representatives, upon not less than five (5) Business Days' notice from such Purchaser Agent and the consent (which consent shall not unreasonably be withheld or delayed) of such Seller Party (unless a Liquidation Event has occurred and is continuing (or such Purchaser Agent believes in good faith that a Liquidation Event has occurred and is continuing) in which case no such notice or consent shall be required), to meet with the independent auditors of such Seller Party, to review such auditors' work papers and otherwise to review with such auditors the books and records of such Seller Party with respect to the Pool Receivables and Related Assets; and (iii) without limiting the provisions of clause (i) or (ii) next above, from time to time, at the expense of such Seller Party, permit certified public accountants or other auditors acceptable to each Purchaser Agent to conduct a review of such Seller Party's books and records with respect to the Pool Receivables and Related Assets; provided, that, so long as no Liquidation Event has occurred and is continuing, (iv) such reviews shall not be done more than two (2) times in any one calendar year and (v) the Seller Parties shall only be responsible for the costs and expenses of one such review in any one calendar year.

         (d) Keeping of Records and Books of Account. The Master Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Pool Receivables).

         (e) Performance and Compliance with Receivables and Contracts. Each Seller Party will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Pool Receivables and all agreements related to such Pool Receivables.

         (f) Location of Records. Each Seller Party will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool

Receivables, all related Contracts and all agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of the Master Servicer and the Seller referred to in Section 6.1(n) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.5 shall have been taken and completed.

         (g) Credit and Collection Policies. Each Seller Party will comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

         (h) Sale Agreement. The Seller will perform and comply in all material respects with all of its covenants and agreements set forth in the Sale Agreement, and will enforce the performance by the Originators of their respective obligations under the Sale Agreement.

         (i) Lockbox Agreements. The Seller and the Master Servicer shall enter into a Lockbox Agreement with Wachovia with respect to each Lockbox Bank with respect to each Lockbox Account, and shall instruct all Obligors to deposit all Collections to the Lockbox Accounts. Upon the establishment of the Collection Account, if any, the Master Servicer shall instruct each Lockbox Bank to deposit all Collections to the Collection Account. The Seller will not give any contrary or conflicting instructions, and will, upon the request of the Master Servicer or the Administrative Agent, confirm such instructions by the Master Servicer or take such other action as may be reasonably required to give effect to such instructions.

         SECTION 7.2 REPORTING REQUIREMENTS OF THE SELLER PARTIES.

         From the date hereof until the Final Payout Date, unless each Agent, on the Purchasers' behalf, shall otherwise consent in writing:

         (a) Quarterly Financial Statements - Lennox International. The Master Servicer will furnish to each Purchaser Agent, on the related Purchaser's behalf, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Lennox International, copies of its consolidated, and, to the extent otherwise available, consolidating balance sheets and related statements of income and statements of cash flow, showing the financial condition of Lennox International and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer or treasurer of the Lennox International.

         (b) Annual Financial Statements - Lennox International. The Master Servicer will furnish to each Purchaser Agent, as soon as available and in any event within 90 days after the end of each fiscal year of Lennox International, copies of its consolidated and consolidating balance sheets and related statements of income and statements of cash flow, showing the financial condition of Lennox International and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by KPMG LLP or other independent public accountants of recognized national standing acceptable to each Agent and accompanied by an opinion of such accountants

(which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Lennox International on a consolidated basis (except as noted therein) in accordance with GAAP consistently applied;

         (c) Quarterly Financial Statements - Seller. The Seller will furnish to the each Purchaser Agent, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, copies of the financial statements of the Seller, consisting of at least a balance sheet as at the close of such quarter and statements of earnings and changes in cash flows for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer, chief accounting officer, controller or treasurer of the Seller or Lennox International;

         (d) Annual Financial Statements - Seller. The Seller will furnish to the each Purchaser Agent, as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, copies of the financial statements of the Seller, consisting of at least a balance sheet of the Seller for such year and statements of earnings, cash flows and shareholders' equity, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer or treasurer of the Seller;

         (e) Reports to Holders and Exchanges. In addition to the reports required by subsections (a), (b), (c) and (d) above, promptly upon any Agent's request, the Master Servicer will furnish or cause to be furnished to such Agent, on the related Purchaser's behalf, copies of any reports specified in such request which the Master Servicer sends to any of its securityholders, and any reports, final registration statements (excluding exhibits), and each final prospectus and all amendments thereto that the Master Servicer files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and registrations of securities for selling securities;

         (f) ERISA. Promptly after the filing or receiving thereof, each Seller Party will furnish to each Purchaser Agent, on the related Purchaser's behalf, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which any Seller Party or ERISA Affiliate thereof files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Seller Party or ERISA Affiliate thereof receives from the Pension Benefit Guaranty Corporation, which Reportable Event(s) individually or in the aggregate could have a Material Adverse Effect;

         (g) Liquidation Events, Etc. As soon as possible and in any event within three (3) Business Days after obtaining knowledge of the occurrence of any Liquidation Event, any Unmatured Liquidation Event, or any Credit Event, each Seller Party will furnish to each Purchaser Agent, on the related Purchaser's behalf, a written statement of the chief financial officer, treasurer or chief accounting officer of such Seller Party setting forth details of such event and the action that such Seller Party will take with respect thereto;

         (h)      Litigation. As soon as possible and in any event within ten
(10) Business Days of any Seller Party's knowledge thereof, such Seller Party will furnish to each Purchaser Agent, on the related Purchaser's behalf, notice of (i) any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect and (ii) any development in previously disclosed litigation which development could reasonably be expected to have a Material Adverse Effect;

         (i)      [Reserved];

         (j) Change in Credit and Collection Policy. Prior to its effective date, each Seller Party will furnish to each Purchaser Agent, on the related Purchaser's behalf, notice of (i) any material change in the character of such Seller Party's business, and (ii) any material change in the Credit and Collection Policy;

         (k) Credit Event. Within five (5) Business Days of the occurrence thereof, each Seller Party will furnish to each Purchaser Agent, on the related Purchaser's behalf, notice of any Credit Event; and

         (l) Other. Promptly, from time to time, each Seller Party will furnish to each Purchaser Agent, on the related Purchaser's behalf, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of such Seller Party as such Purchaser Agent may from time to time reasonably request in order to protect the interests of such Purchaser Agent or the related Purchaser under or as contemplated by this Agreement.

         SECTION 7.3 NEGATIVE COVENANTS OF THE SELLER PARTIES.

         From June 19, 2000 until the Final Payout Date, without the prior written consent of the Administrative Agent:

         (a) Sales, Liens, Etc. (i) The Seller will not, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or any Related Asset, or any interest therein, or any account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Lockbox Agreements, set-off rights of any bank at which any such account is maintained), and (ii) the Master Servicer will not assert any interest in the Receivables, except as Master Servicer.

         (b) Extension or Amendment of Receivables. No Seller Party will, except as otherwise permitted in Section 8.2(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto in any way that adversely affects the collectibility of any Pool Receivable or the Purchaser's rights therein.

         (c) Change in Credit and Collection Policy. No Seller Party will make or permit to be made any material change in the Credit and Collection Policy, which change would impair the collectibility of any significant portion of the Pool Receivables or otherwise adversely affect the interests or remedies of the Purchaser under this Agreement or any other Transaction Document.

         (d) Change in Payment Instructions to Obligors. No Seller Party will add or terminate any bank as a Lockbox Bank from those listed in Schedule 6.1(o) or, after Lockbox Accounts have been delivered pursuant to Section 7.1(i), make any change in its instructions to Obligors regarding payments to be made to the Seller or Master Servicer or payments to be made to any Lockbox Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lockbox Bank.

         (e) Deposits to Collection Account. No Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, any cash or cash proceeds other than Collections of Pool Receivables.

         (f) Changes to Other Documents. The Seller will not enter into any amendment or modification of, or supplement to, the Sale Agreement or the Seller's certificate of incorporation.

         (g)      [Reserved].

         (h) Seller Indebtedness. The Seller will not incur or permit to exist any Indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (i) indebtedness of the Seller to the Originators incurred in accordance with the Sale Agreement, (ii) current accounts payable arising under the Transaction Documents and not overdue and (iii) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $10,000.

         (i) Negative Pledges. No Seller Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Pool Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

         (j) Change of Name; Jurisdiction of Organization; Offices and Records. No Seller Party shall change (i) its name as it appears in official filings in the jurisdiction of its organization, (ii) its status as a "registered organization" (within the meaning of Article 9 of any applicable enactment of the UCC), (iii) its organizational identification number, if any, issued by its jurisdiction of organization, or (iv) its jurisdiction of organization unless it shall have: (A) given the Agents at least forty-five (45) days' prior written notice thereof; (B) at least ten (10) days prior to such change, delivered to the Agents all financing statements, instruments and other documents requested by the Agents in connection with such change or relocation and (C) caused an opinion of counsel acceptable to Agents and their respective assigns to be delivered to the Agents and such assigns that Administrative Agent's security interest (for the benefit of the Secured Parties) is perfected and of first priority, such opinion to be in form and substance acceptable to the Agents and such assigns in their sole discretion.

         (k)      [Reserved].

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

         (l)      Mergers, Consolidations and Acquisitions.

                  (i) The Master Servicer will not, nor will it permit any subservicer to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than acquisitions in the ordinary course of their business, except that if at the time thereof and immediately after giving effect thereto no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing (A) the Master Servicer or such subservicer may merge or consolidate with any Subsidiary (other than Seller) in a transaction in which such Master Servicer or such subservicer is the surviving corporation, and
         (B) the Master Servicer or such subservicer may purchase, lease or otherwise acquire from any Subsidiary (other than Seller) all or substantially all of its assets and may purchase or otherwise acquire all or substantially all of the capital stock of any Person who immediately thereafter is a Subsidiary.

                  (ii) Seller will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by Purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than the acquisition of the Receivables and Related Assets pursuant to the Sale Agreement and the sale of an interest in the Pool Receivables and Related Assets hereunder.

         (m)      [Reserved].

         (n) Change in Business. No Seller Party will make or permit to be made any material change in the character of its business, which change would impair the collectibility of any significant portion of the Pool Receivables or otherwise adversely affect the interests or remedies of the Purchasers under this Agreement or any other Transaction Document.

         SECTION 7.4 SEPARATE CORPORATE EXISTENCE OF THE SELLER.

         Each Seller Party hereby acknowledges that the Purchaser and each Agent are entering into the transactions contemplated hereby in reliance upon the Seller's identity as a legal entity separate from the Master Servicer and its other Affiliates. Therefore, each Seller Party shall take all steps specifically required by this Agreement or reasonably required by the Agents to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of the Master Servicer or any other Person. Without limiting the foregoing, each Seller Party will take such actions as shall be required in order that:

         (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its Certificate of Incorporation to purchasing or otherwise acquiring from the

Originators, owning, holding, granting security interests, or selling interests, in Receivables in the Receivables Pool and Related Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

         (b) At least one member of the Seller's Board of Directors shall be an Independent Director. The certificate of incorporation of the Seller shall provide that (i) at least one member of the Seller's Board of Directors shall be an Independent Director, (ii) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action and (iii) the provisions requiring an Independent Director and the provisions described in clauses (i) and (ii) of this paragraph (b) cannot be amended without the prior written consent of the Independent Director;

         (c) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller or any Affiliate thereof;

         (d) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool (the parties acknowledge that the Master Servicer will be fully compensated for its services by payment of the Servicing Fee), and certain organizational expenses in connection with the formation of the Seller;

         (e) The Seller will contract with the Master Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Master Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with the Master Servicer (or any other Affiliate thereof) which are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any other Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Lennox shall pay or cause to be paid all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

         (f) The Seller's operating expenses will not be paid by any other Seller Party or other Affiliate of the Seller;

         (g)      The Seller will have its own stationery;

         (h) The books of account, financial reports and corporate records of the Seller will be maintained separately from those of the Master Servicer and each other Affiliate of the Seller;

         (i) Any financial statements of any Seller Party or Affiliate thereof which are consolidated to include the Seller will contain detailed notes clearly stating that (i) all of the Seller's assets are owned by the Seller, and
(ii) the Seller is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of the Seller's assets prior to any value in the Seller becoming available to the Seller's equity holders; and the accounting records and the published financial statements of the Originators will clearly show that, for accounting purposes, the Pool Receivables and Related Assets have been sold by the Originators to the Seller;

         (j) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Master Servicer and the other Affiliates;

         (k) Each Affiliate of the Seller will strictly observe corporate formalities in its dealings with the Seller, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of the Seller will not be commingled with those of any of its Affiliates;

         (l) No Affiliate of the Seller will maintain joint bank accounts with the Seller or other depository accounts with the Seller to which any such Affiliate (other than in its capacity as the Master Servicer hereunder or under the Sale Agreement) has independent access, provided that prior to the occurrence of a Credit Event, Collections may be deposited into general accounts of the Master Servicer, subject to the obligations of the Master Servicer hereunder;

         (m) No Affiliate of the Seller shall, directly or indirectly, name the Seller or enter into any agreement to name the Seller as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of the Seller;

         (n) Each Affiliate of the Seller will maintain arm's length relationships with the Seller, and each Affiliate of the Seller that renders or otherwise furnishes services or merchandise to the Seller will be compensated by the Seller at market rates for such services or merchandise;

         (o) No Affiliate of the Seller will be, nor will it hold itself out to be, responsible for the debts of the Seller or the decisions or actions in respect of the daily business and affairs of the Seller. The Seller shall not
(i) guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others, (ii) acquire obligations of its shareholders or (iii) pledge its assets for the benefit of any other entity or make any loans to any other entity. The Master Servicer and the Seller will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

         (p) The Seller will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of the Seller will be continuously maintained as official records by the Seller; and

         (q) The Seller, on the one hand, and each Originator, on the other hand, will conduct its business solely in its own corporate name and in such a separate manner so as not to mislead others with whom they are dealing.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

         SECTION 8.1 DESIGNATION OF MASTER SERVICER.

         (a) Lennox as Initial Master Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Master Servicer hereunder from time to time in accordance with this Section 8.1. Until the Administrative Agent at the request of the Agents, on the Purchasers' behalf, gives to Lennox a Successor Notice (as defined in Section 8.1(b)), Lennox is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. Each of the Originators named in the Sale Agreement, has agreed to act as subservicer for the purpose of performing certain duties and obligations with respect to all Receivables purchased by the Seller from such Originator pursuant to the terms of the Sale Agreement. In so acting as subservicer, each of the Originators has agreed to comply with, and be bound by, all of the terms and provisions of this Agreement applicable to such Originator in the performance of its duties as subservicer; provided, however, that each such Originator (i) shall cease to act as subservicer upon the Administrative Agent's delivery of a Successor Notice to Lennox, and (ii) shall not be entitled to receive any Servicing Fee provided for herein (except that the Master Servicer may agree to pay to the subservicers a proportional share of the Servicing Fee which obligation shall be that of the Master Servicer).

         (b) Successor Notice; Master Servicer Transfer Events. Upon Lennox's receipt of a notice from the Administrative Agent of the Administrative Agent's designation at the direction of the Purchaser Agents, on the Purchasers' behalf, of a new Master Servicer (a "Successor Notice"), Lennox agrees that it will terminate its activities as Master Servicer hereunder in a manner that the Agents believe will facilitate the transition of the performance of such activities to the new Master Servicer, and the Administrative Agent (or its designee) shall assume each and all of Lennox's obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and Lennox shall use its best efforts to assist the Administrative Agent (or its designee) in assuming such obligations. Without limiting the foregoing, Lennox agrees, at its expense, to take all actions necessary to provide the new Master Servicer with access to all computer software necessary or useful in collecting, billing or maintaining records with respect to the Receivables.

         (c) Subcontracts. The Master Servicer may, with the prior consent of the Agents, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Master Servicer shall remain liable for the performance of the duties and obligations of the Master Servicer pursuant to the terms hereof and such subservicing arrangement may be terminated at any Agent's request, on the related Purchaser's behalf, at anytime after a Successor Notice has been given.

         SECTION 8.2 DUTIES OF MASTER SERVICER.

         (a) Appointment; Duties in General. Each of the Seller, the Purchasers and the Agents hereby appoints as its agent the Master Servicer, as from time to time designated

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

pursuant to Section 8.1, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the related Contracts. The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

         (b) Allocation of Collections; Segregation. The Master Servicer shall identify for the account of the Seller and Purchasers their respective allocable shares of the Collections of Pool Receivables in accordance with
Section 1.3 but shall not be required (unless otherwise requested by the Administrative Agent, on the Purchasers' behalf) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with said Section. If instructed by any Agent, on the Purchasers' behalf, the Master Servicer shall segregate and deposit into the Collection Account, the Purchasers' Share of Collections of Pool Receivables, on the second Business Day following receipt by the Master Servicer of such Collections in immediately available funds.

         (c) Modification of Receivables. So long as no Liquidation Event and no Unmatured Liquidation Event shall have occurred and be continuing, Lennox, while it is Master Servicer, may, in accordance with the applicable Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as the Master Servicer may reasonably determine to be appropriate to maximize Collections thereof, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.2(a); provided that such extension or adjustment shall not alter the status of such Receivables as Delinquent Receivables or Defaulted Receivables or limit the rights of any Agent or any Purchaser with respect thereto.

         (d) Documents and Records. Each Seller Party shall deliver to the Master Servicer, and the Master Servicer shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

         (e) Certain Duties to the Seller. The Master Servicer shall, as soon as practicable following receipt, turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided percentage interest therein, less the Seller's Share of the Servicing Fee, and, in the event that neither Lennox nor any other Seller Party or Affiliate thereof is the Master Servicer, all reasonable and appropriate out-of-pocket costs and expenses of the Master Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicing Fee received by it, and
(ii) the Collections of any Receivable which is not a Pool Receivable. The Master Servicer, if other than Lennox or any other Seller Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all documents, instruments and records in its possession that evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

         (f) Termination. The Master Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

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

         (g) Power of Attorney. The Seller hereby grants to the Master Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by the Purchaser (whether or not from the Seller) in connection with any Receivable.

         SECTION 8.3 [RESERVED].

         SECTION 8.4 SERVICER DEFAULTS.

         If any one of the following events (a "Servicer Default") shall occur and be continuing:

         (a) any failure by the Master Servicer to make any payment, transfer or deposit or to give instructions or notice to any Agent as required by this Agreement including, without limitation, delivery of any Information Package or Interim Information Package or any failure to make any payment or deposit required to be made in order to reduce the Asset Interest to the Allocation Limit and, (i) in the case of failure to deliver an Information Package or Interim Information Package, s the case may be, such failure shall remain unremedied for two (2) Business Days after the earliest to occur of (A) written notice thereof shall have been given by any Agent to the Master Servicer or (B) the Master Servicer shall have otherwise become aware of such failure and
(ii) except with respect to any payment or deposit required to be made in order to reduce the Asset Interest to the Allocation Limit which shall be made when due, in the case of failure to make any payment or deposit to be made by the Master Servicer such failure shall remain unremedied for three (3) Business Days after the due date thereof;

         (b) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or any other Transaction Document to which the Master Servicer is a party, which failure continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Master Servicer by any Agent and (ii) the date on which the Master Servicer becomes aware thereof;

         (c) any representation, warranty or certification made by the Master Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which continues to be unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Master Servicer by any Agent and (ii) the date on which the Master Servicer becomes aware thereof; provided, however, that in the case of any representation, warranty or certification that was not made in writing, a Servicer Default shall occur hereunder only if such representation, warranty or certification was reasonably relied upon by any Agent and/or the Purchasers;

         (d) a Credit Event shall occur or any bankruptcy, insolvency or similar event occurs with respect to the Master Servicer; or

         (e) any change in the control of the Master Servicer which takes the form of either a merger or consolidation in which the Master Servicer is not the surviving entity.

Notwithstanding anything herein to the contrary, so long as any such Servicer Default shall not have been remedied, the Agents, by written notice to the Master Servicer (a "Termination Notice"), may terminate all of the rights and obligations of the Master Servicer as Master Servicer under this Agreement and appoint a successor Master Servicer satisfactory to the Agents (in the Agents' sole discretion).

         SECTION 8.5 RIGHTS OF THE ADMINISTRATIVE AGENT.

         (a) Notice to Obligors. At any time when a Liquidation Event has occurred and is continuing, the Agents may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Purchasers.

         (b) Notice to Lockbox Banks. At any time, the Administrative Agent is hereby authorized to give notice to the Lockbox Banks, as provided in the Lockbox Agreements, of the transfer to the Administrative Agent for the benefit of the Secured Parties of dominion and control over the lockboxes and related accounts to which the Obligors of Pool Receivables make payments. The Seller and the Master Servicer hereby transfer to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lockbox Banks as provided in the Lockbox Agreements, the exclusive dominion and control over such lockboxes and accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer.

         (c) Rights on Servicer Transfer Event. At any time following the designation of a Master Servicer other than Lennox pursuant to Section 8.1:

                  (i) The Administrative Agent may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrative Agent or its designee.

                  (ii) Any Seller Party shall, at the Administrative Agent's request and at such Seller Party's expense, give notice of the Purchasers' ownership and security interests in the Pool Receivables to each Obligor of Pool Receivables and direct that payments be made directly to the Administrative Agent or its designee.

                  (iii) Each Seller Party shall, at any Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the successor Master Servicer at a place selected by such Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agents and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Master Servicer.

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

                  (iv) Each Seller Party and each Purchaser hereby authorizes the Administrative Agent, on such Purchaser's behalf, and grants to the Administrative Agent an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Seller Party's name and on behalf of the Seller Parties and Purchaser which are necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Seller Party's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

         SECTION 8.6 RESPONSIBILITIES OF THE SELLER PARTIES.

         Anything herein to the contrary notwithstanding:

         (a) Contracts. Each Seller Party shall remain responsible for performing all of its obligations (if any) under the Contracts related to the Pool Receivables and under the related agreements to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrative Agent or its designee of its rights hereunder shall not relieve any Seller Party from such obligations.

         (b) Limitation of Liability. No Agent or Purchaser shall have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of any Seller Party or any Originator thereunder.

         SECTION 8.7 FURTHER ACTION EVIDENCING PURCHASES AND REINVESTMENTS.

         (a) Further Assurances. Each Seller Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that any Agent or its designee may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Asset Interest, or to enable the Secured Parties or the Agents or any of their respective designees to exercise or enforce any of their respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Seller Party will:

                  (i) upon the request of the Administrative Agent at the direction of the Purchaser Agents on behalf of the Purchasers, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement;

                  (ii) upon the request of any Agent after the occurrence and during the continuance of a Liquidation Event, mark conspicuously each Contract evidencing each Pool Receivable with a legend, acceptable to the Agents, evidencing that the Asset Interest has been sold in accordance with this Agreement; and

                  (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Agents, evidencing that the Asset Interest has been sold in accordance with this Agreement.

         (b) Additional Financing Statements; Performance by Administrative Agent. Each Seller Party hereby authorizes the Administrative Agent, on the Purchaser's behalf, or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Assets now existing or hereafter arising in the name of any Seller Party. If any Seller Party fails to perform any of its agreements or obligations under this Agreement, the Administrative Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrative Agent or its designee incurred in connection therewith shall be payable by the Seller Parties as provided in Section 14.5.

         (c) Continuation Statements; Opinion. Without limiting the generality of subsection (a), the Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in Section 5.1(a) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, if the Final Payout Date shall not have occurred:

                  (i) if necessary, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

                  (ii) deliver or cause to be delivered to each Agent an opinion of the counsel for the Seller Parties (which may be an opinion of in-house counsel for the Seller Parties), in form and substance reasonably satisfactory to each Agent, confirming and updating the opinion delivered pursuant to Section 5.1(a) to the effect that the Asset Interest hereunder continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

         SECTION 8.8 APPLICATION OF COLLECTIONS.

         Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or Seller shall, except as otherwise specified by such Obligor or required by the underlying Contract or law, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivables and, second, to any other indebtedness of such Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

         SECTION 9.1 GRANT OF SECURITY INTEREST.

         To secure all obligations of the Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, the Seller hereby assigns and pledges to the Administrative Agent, as agent for the

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

Purchasers and their respective successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, as agent for the Purchasers, for the benefit of the Secured Parties, a security interest in, all of the Seller's right, title and interest now or hereafter existing in, to and under all assets of the Seller, including, without limitation, (a) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by the Seller hereunder), (b) the Sale Agreement and the other Transaction Documents and (c) all proceeds of any of the foregoing (collectively, the "Collateral").

         SECTION 9.2 FURTHER ASSURANCES.

         The provisions of Section 8.7 shall apply to the security interest granted under Section 9.1 as well as to the Purchases, Reinvestments and all the Asset Interests hereunder.

         SECTION 9.3 REMEDIES.

         Upon the occurrence of a Liquidation Event, each Purchaser shall have, with respect to the Collateral granted pursuant to Section 9.1, and in addition to all other rights and remedies available to such Purchaser or the Administrative Agent under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                   ARTICLE X

                               LIQUIDATION EVENTS

         SECTION 10.1 LIQUIDATION EVENTS.

         The following events shall be "Liquidation Events" hereunder:

         (a) The Master Servicer (if any Seller Party or Affiliate thereof is the Master Servicer) or the Seller (in the case of clause (ii) below) (i) shall fail to perform or observe any term, covenant or agreement that is an obligation of the Master Servicer hereunder (other than as referred to in clause
(ii) below or in other paragraphs of this Section 10.1), and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by the Administrative Agent to the Master Servicer or the Master Servicer shall have otherwise become aware, or (ii) shall fail to make any payment or deposit to be made by it hereunder when due which failure shall continue for three (3) Business Days; or

         (b) Any representation or warranty made or deemed to be made by any Seller Party or Lennox International (or any of its officers) under this Agreement or any other Transaction Document or any Information Package, Interim Information Package or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made provided, however, that in the case of any representation, warranty or information that was not made or provided in writing, a Liquidation Event shall occur hereunder only if such representation, warranty or information was reasonably relied upon by any Agent and/or any Purchaser; or

         (c) Any Seller Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after

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

written notice thereof shall have been given by any Agent to any Seller Party or such Seller Party shall have otherwise become aware; or

         (d) (i) Any Seller Party or Lennox International shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of in the case of the Seller, $10,000, or in the case of Lennox International or the Master Servicer $7,500,000 when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause such Indebtedness to become due prior to its stated maturity; (ii) any default under any other agreement or instrument of the Seller, Master Servicer or Lennox International relating to the purchase of receivables in an aggregate amount in excess of in the case of the Seller, $10,000, or in the case of the Master Servicer or Lennox International $50,000,000, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default is to terminate the commitment of any party to such agreement or instrument to purchase receivables or the right of such Seller Party to reinvest in receivables the principal amount paid by any party to such agreement or instrument for its interest in receivables; or (iii) a default or trigger event shall occur under any asset securitization agreement or arrangement entered into by any Seller Party for the sale of receivables or an interest therein in excess of $10,000,000, if the effect of such default or trigger event is to cause the amounts owing in connection therewith to become payable prior to the stated maturity; or

         (e) An Event of Bankruptcy shall have occurred and remain continuing with respect to Lennox International or any Seller Party; or

         (f) The Seller shall become an "investment company" within the meaning of the Investment Company Act of 1940; or

         (g) The rolling 3 month average Dilution Ratio at any Cut-Off Date exceeds 10.00%; or

         (h) The rolling 3 month average Default Ratio at any Cut-Off Date exceeds 2.65%; or

         (i) The rolling 3 month average Delinquency Ratio at any Cut-Off Date exceeds 3.95%; or

         (j) On any Settlement Date, after giving effect to the payments made under Section 3.1(c), (i) the Asset Interest exceeds 100%, (ii) the Invested Amount exceeds the Purchase Limit; or (iii) any Purchaser Group Invested Amount exceed the related Purchaser Group Limit, and, in the case of any failure to make a timely payment or deposit with respect thereto solely by reason of any mechanical delay in or malfunction of the Fedwire system or due to an error on the part of the initiating or receiving bank such failure shall continue for more than one (1) Business Day; or

         (k) There shall have occurred any event which materially adversely impairs the ability of the Originators to originate Receivables of a credit quality which are at least of the credit quality of the Receivables included in the first Purchase, or any other event occurs that is reasonably likely to have a Material Adverse Effect; or

         (l) Any Seller Party, Originator or Lennox International is subject to a Change in Control; or

         (m) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Assets and such lien shall not have been released within seven (7) days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Receivables or Related Assets; or

         (n) Any Seller Party or any Originator shall make any material change in the policies as to origination of Receivables or in its Credit and Collection Policy without prior written notice to and consent of the Agents; or

         (o) The Administrative Agent for the benefit of the Secured Parties, for any reason, does not have a valid, perfected first priority interest in the Pool Receivables and the Related Assets; or

         (p) A final judgment or judgments shall be rendered against Lennox International, the Master Servicer, the Seller or any combination thereof for the payment of money with respect to which an aggregate amount in excess of $10,000 with respect to the Seller and $7,500,000 with respect to Lennox International or the Master Servicer is not covered by insurance and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Lennox International, the Master Servicer or the Seller to enforce any such judgment; or

         (q) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of any Master Servicer or any ERISA Affiliate to the Pension Benefit Guaranty Corporation ("PBGC") or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agents, on the Purchasers' behalf, any Agent shall have notified the Master Servicer in writing that (i) such Agent, on the related Purchaser's behalf, has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof a Liquidation Event exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

         (r)      The occurrence of a Servicer Default;

         (s)      The Seller's Net Worth shall be less than the Threshold
Amount; or

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

         (t) An Event of Default (as defined in the Credit Agreement) shall have occurred.

         SECTION 10.2 REMEDIES.

         (a) Optional Liquidation. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (e) of Section 10.1), any Agent shall, at the request, or may with the consent, of the related Purchaser, by notice to the Seller declare the Funding Termination Date to have occurred and the Liquidation Period to have commenced.

         (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in subsection (e) of Section 10.1, the Funding Termination Date shall occur and the Liquidation Period shall commence automatically.

         (c) Additional Remedies. Upon any Funding Termination Date pursuant to this Section 10.2, no Purchases or Reinvestments thereafter will be made, and each of the Agents, the Purchasers, Scotiabank and Wachovia shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         SECTION 11.1 ADMINISTRATIVE AUTHORIZATION AND ACTION.

         Pursuant to agreements entered into with the Administrative Agent, each Purchaser has appointed and authorized the Administrative Agent (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

         SECTION 11.2 ADMINISTRATIVE AGENT'S RELIANCE, ETC.

         The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting Pool Receivables as Master Servicer pursuant to Section 8.1), except for its or their own breach of the terms of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for the Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Purchasers or any other holder of any interest in Pool Receivables and shall not be responsible to the Purchaser or any such other holder for any statements, warranties or representations made by any Seller Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Seller Party or to inspect the property

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

(including the books and records) of any Seller Party; (d) shall not be responsible to the Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 11.3 BLUE RIDGE PURCHASER AGENT AUTHORIZATION AND ACTION.

         Pursuant to agreements entered into with the Blue Ridge Purchaser Agent, Blue Ridge has appointed and authorized the Blue Ridge Purchaser Agent (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Blue Ridge Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

         SECTION 11.4 BLUE RIDGE PURCHASER AGENT'S RELIANCE, ETC.

         The Blue Ridge Purchaser Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting Pool Receivables as Master Servicer pursuant to Section 8.1), except for its or their own breach of the terms of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Blue Ridge Purchaser Agent: (a) may consult with legal counsel (including counsel for the Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Blue Ridge or any other holder of any portion of the Blue Ridge Purchaser Group's interest in Pool Receivables and shall not be responsible to Blue Ridge or any such other holder for any statements, warranties or representations made by any Seller Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Seller Party or to inspect the property (including the books and records) of any Seller Party; (d) shall not be responsible to Blue Ridge or any other holder of any of the Blue Ridge Purchaser Group's interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 11.5 LIBERTY STREET AUTHORIZATION AND ACTION.

         Pursuant to agreements entered into with the Liberty Street Agent, Liberty Street has appointed and authorized the Liberty Street Purchaser Agent (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated

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

to the Liberty Street Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

         SECTION 11.6 LIBERTY STREET PURCHASER AGENT'S RELIANCE, ETC.

         (a) The Liberty Street Purchaser Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting Pool Receivables as Master Servicer pursuant to
Section 8.1), except for its or their own breach of the terms of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Liberty Street Purchaser Agent: (a) may consult with legal counsel (including counsel for the Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Liberty Street or any other holder of any portion of the Liberty Street Purchaser Group's interest in Pool Receivables and shall not be responsible to Liberty Street or any such other holder for any statements, warranties or representations made by any Seller Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Seller Party or to inspect the property (including the books and records) of any Seller Party; (d) shall not be responsible to Liberty Street or any other holder of any of the Liberty Street Purchaser Group's interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 11.7 WACHOVIA, SCOTIABANK AND AFFILIATES.

         Each of Scotiabank and Wachovia and any of their respective Affiliates may generally engage in any kind of business with any Seller Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Seller Party or any Obligor or any of their respective Affiliates, all as if Scotiabank or Wachovia, as the case may be was not an Agent hereunder, and without any duty to account therefor to the Purchasers or any other holder of an interest in Pool Receivables, but in any event subject to Section 14.7.

                                  ARTICLE XII

                     ASSIGNMENT OF THE PURCHASER'S INTEREST

         SECTION 12.1 RESTRICTIONS ON ASSIGNMENTS.

         (a) No Seller Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Agents (except a Seller Party may delegate certain administrative duties to an Affiliate, such as payroll, financial reporting, tax and

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

the like, so long as such Seller Party remains liable for performance of such duties). No Purchaser may assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the portion of the Asset Interest funded by the related Purchaser Group (or any portion thereof) to any Person without the prior written consent of the Seller, which consent shall not be unreasonably withheld; provided, however, that

                  (i) Any Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to any Liquidity Bank, Wachovia, Scotiabank or any Affiliate thereof, or to any "bankruptcy remote" special purpose entity, the business of which is administered by Wachovia, Scotiabank or any Affiliate thereof (which assignee shall then be subject to this Article XII); and

                  (ii) Each Purchaser may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Asset Interest, to secure such Purchaser's obligations under or in connection with the Commercial Paper Notes, the related Liquidity Agreement, and certain other obligations of such Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of Section 12.1(b) or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement (other than Section 12.3).

         (b) The Seller agrees to advise the Agents within five (5) Business Days after notice to the Seller of any proposed assignment by any Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a), of the Seller's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If Seller does not consent to such assignment, each Purchaser may immediately or at any time thereafter assign such Asset Interest (or portion thereof) to any Person or Persons permitted under clause (i) of Section 12.1(a).

         SECTION 12.2 RIGHTS OF ASSIGNEE.

         Upon the assignment by the Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of the related Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

         SECTION 12.3 TERMS AND EVIDENCE OF ASSIGNMENT.

         Any assignment of the Asset Interest (or any portion thereof) to any Person which is otherwise permitted under this Article XII shall be upon such terms and conditions as the related Purchaser and the assignee may mutually agree, and may be evidenced by such instrument(s) or document(s) as may be satisfactory to the Purchaser, the related Purchaser Agent and the assignee.

         SECTION 12.4 RIGHTS OF LIQUIDITY BANKS.

         The Seller hereby agrees that, upon notice to the Seller, the Liquidity Banks may exercise all the rights of the related Purchaser Agent and Purchaser hereunder, with respect to the portion

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

of the Asset Interest funded by the related Purchaser Group (or any portions thereof), and Collections with respect thereto, which are owned by the related Purchaser, and all other rights and interests of the related Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice or at any time thereafter (but subject to any conditions applicable to the exercise of such rights by the Agents), the Liquidity Banks may request the Master Servicer to segregate Purchasers' allocable shares of Collections from the Seller's allocable share, may give a Successor Notice pursuant to and in accordance with Section 8.1(b), may give or require the Administrative Agent to give notice to the Lockbox Banks as referred to in Section 8.5(b) and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Administrative Agent might have done.

                                  ARTICLE XIII

                                 INDEMNIFICATION

         SECTION 13.1 INDEMNITIES BY THE SELLER.

         (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller hereby agrees to indemnify each of Scotiabank, both individually and as the Liberty Street Purchaser Agent, Wachovia, both individually and as the Administrative Agent and the Blue Ridge Purchaser Agent, the Purchasers, the Liquidity Banks, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, and employees of any of the foregoing, and any successor servicer and subservicer not affiliated with Lennox (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any Contract, excluding, however, (x) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (y) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables; the Seller further agrees to indemnify any agent (which is not otherwise an Indemnified Party) of any of Scotiabank, Wachovia, the Agents, the Purchasers, the Liquidity Banks, and the Liquidity Agent forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or caused by the gross negligence or willful misconduct of the Seller (unless otherwise expressly agreed to in writing by the Seller). Without limiting the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                  (i) the transfer by any Seller Party of any interest in any Receivable other than the transfer of Receivables and related property by the Originators to the Seller pursuant to the Sale Agreement, the transfer of an Asset Interest to the Purchaser pursuant to this Agreement and the grant of a security interest to the Purchaser pursuant to Section 9.1;

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

                  (ii) any representation or warranty made in writing by any Seller Party (or any of its officers) under or in connection with any Transaction Document, any Information Package, Interim Information Package or any other information or report delivered by or on behalf of any Seller Party pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be; provided, however, that in the case of any representation, warranty or information that was not made or delivered in writing, indemnification shall be available to an Indemnified Party hereunder only if such representation, warranty or information was reasonably relied upon by such Indemnified Party;

                  (iii) the failure by any Seller Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

                  (iv) the failure to vest and maintain vested in Purchaser an undivided percentage ownership interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than a Lien arising solely as a result of an act of any Purchaser or the Administrative Agent, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

                  (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vii) any matter described in clause (i) or (ii) of Section 3.2(a);

                  (viii) any failure of any Seller Party, as the Master Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article III or Article VIII;

                  (ix) any product liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

                  (x) any claim of breach by any Seller Party of any related Contract with respect to any Pool Receivable; or

                  (xi) any tax or governmental fee or charge (but not including franchise taxes or taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

         (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Seller Party under Section 13.1(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to the Seller and the Seller shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

         (c) Contribution. If for any reason the indemnification provided above in this Section 13.1 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

         SECTION 13.2 INDEMNITIES BY MASTER SERVICER.

         Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Master Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Master Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by the Master Servicer (or any of its officers) under or in connection with any Transaction Document, any Information Package, Interim Information Package or any other information or report delivered by or on behalf of the Master Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Master Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; provided, however, that in the case of any representation, warranty or information that was not made or delivered in writing, indemnification shall be available to an Indemnified Party hereunder only if such representation, warranty or information was reasonably relied upon by such Indemnified Party. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such

Indemnified Party or (b) recourse for Defaulted Receivables. The Master Servicer further agrees to indemnify any agent (which is not otherwise an Indemnified Party) of any of Scotiabank, Wachovia, the Agents, the Purchasers, the Liquidity Banks, and the Liquidity Agents forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or caused by the gross negligence or willful misconduct of the Master Servicer (unless otherwise expressly agreed to in writing by the Master Servicer).

         If for any reason the indemnification provided above in this Section
13.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Master Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Master Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                  ARTICLE XIV

                                  MISCELLANEOUS

         SECTION 14.1 AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement nor consent to any departure by any Seller Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each Seller Party, the Agents and the Purchasers (with respect to an amendment), or (b) the Agents and the Purchasers (with respect to a waiver or consent by them) or any Seller Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, any Purchaser may also be required to obtain the approval of some or all of the related Liquidity Banks or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes.

         SECTION 14.2 NOTICES, ETC.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule
14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means; provided, however, that the financial statements required to be delivered by Sections 7.2(a), 7.2(b), 7.2(c) and 7.2(d) shall be deemed delivered on the date such financial statements are deposited in the United States mail with first class postage prepaid, addressed to the intended

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

party at the address as set forth on Schedule 14.2 or at such other address as shall be designated by such party in a written notice to the other parties hereto.

         SECTION 14.3 NO WAIVER; REMEDIES.

         No failure on the part of the Administrative Agent, any Affected Party, any Indemnified Party, any Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Scotiabank, individually and as Liberty Street Purchaser Agent, Wachovia, individually, and as Administrative Agent and the Blue Ridge Purchaser Agent, each Liberty Street Investor and each Liquidity Bank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand provisional or final) at any time held and other indebtedness at any time owing by Scotiabank, Wachovia, such Liberty Street Investor and such Liquidity Bank to or for the credit or the account of the Seller, against any and all of the obligations of the Seller now or hereafter existing under this Agreement, to any Agent, any Affected Party, any Indemnified Party or any Purchaser, or their respective successors and assigns.

         SECTION 14.4 BINDING EFFECT; SURVIVAL.

         This Agreement shall be binding upon and inure to the benefit of each Seller Party, the Agents, the Purchasers and their respective successors and assigns, and the provisions of Section 4.2 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section
12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to
Article VI and the indemnification and payment provisions of Article XIII and Sections 4.2, 14.5, 14.6, 14.7 and 14.15 shall be continuing and shall survive any termination of this Agreement.

         SECTION 14.5 COSTS, EXPENSES AND TAXES.

         In addition to its obligations under Article XIII, the Seller Parties jointly and severally agree to pay on demand:

         (a) all costs and expenses incurred by the Agents, any Liquidity Bank, any Purchaser and their respective Affiliates in connection with:

                  (i) the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents or the Liquidity Agreement, any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Seller Party (whether or not consummated), or the enforcement by any of the foregoing Persons of, or any actual or claimed breach of, this Agreement or any of the other

         Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

                  (ii) the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Seller Party's books and records either prior to the execution and delivery hereof but subject to the provisions of the Fee Letter or pursuant to
         Section 7.1(c), subject to the limitations set forth in such Section 7.1(c); and

         (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and the Seller Parties, jointly and severally agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

         (c) all losses, costs and expenses incurred by the Purchasers or the Agents in connection with or as a result of any failure to make a timely payment or deposit, including, without limitation, by reason of any mechanical delay in or malfunction of the Fedwire system or due to an error on the part of the initiating or receiving bank.

         SECTION 14.6 NO PROCEEDINGS.

         The Master Servicer hereby agrees that it will not institute against the Seller, or join any Person in instituting against the Seller, and each Seller Party, the Master Servicer and Scotiabank (individually or as Liberty Street Purchaser Agent), Wachovia (individually or as Administrative Agent or Blue Ridge Purchaser Agent) hereby agrees that it will not institute against any Purchaser, or join any other Person in instituting against any Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by such Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

         SECTION 14.7 CONFIDENTIALITY OF SELLER INFORMATION.

         (a) Confidential Seller Information. Each party hereto (other than Seller Parties) acknowledges that certain of the information provided to such party by or on behalf of the Seller Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless the Master Servicer shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity:

                  (i) any information regarding, or copies of, any nonpublic financial statements, reports, schedules and other information furnished by any Seller Party to any Purchaser or any Agent
         (A) prior to the date hereof in connection with such party's due diligence relating to the Seller Parties and the transactions contemplated hereby, or (B) pursuant to this Agreement, including without limitation, Section 3.1, 5.1, 6.1(i), 7.1(c) or 7.2, or

                  (ii) any other information regarding any Seller Party which is designated by any Seller Party to such party in writing as confidential

(the information referred to in clauses (i) and (ii) above, whether furnished by any Seller Party or any attorney for or other representative thereof (each a "Seller Information Provider"), is collectively referred to as the "Seller Information"); provided, however, Seller Information shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than any Seller Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by any Seller Information Provider.

         (b) Disclosure. Notwithstanding subsection (a), each party may disclose any Seller Information:

                  (i) to any of such party's independent attorneys, consultants and auditors, and to any dealer or placement agent for such Purchaser's Commercial Paper Notes, who (A) in the good faith belief of such party, have a need to know such Seller Information, and (B) are informed by such party of the confidential nature of the Seller Information and the terms of this Section 14.7 and has agreed, verbally or otherwise, to be bound by the provisions of this Section 14.7,

                  (ii) to any Liquidity Bank, any actual or potential assignees of, or participants in, any rights or obligations of any Purchaser, any Liquidity Bank or the related Purchaser Agent under or in connection with this Agreement who has agreed to be bound by the provisions of this Section 14.7,

                  (iii) to any rating agency that maintains a rating for such Purchaser's Commercial Paper Notes or is considering the issuance of such a rating, for the purposes of reviewing the credit of such Purchaser in connection with such rating,

                  (iv) to any other party to this Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby,

                  (v) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party,

                  (vi) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information, or

                  (vii) in connection with the enforcement of this Agreement or any other Transaction Document.

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

In addition, each Purchaser and each Agent may disclose on a "no name" basis to any actual or potential investor in such Purchaser's Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of such Purchaser's commitment and Invested Amount with respect to the Asset Interest funded by such Purchaser Group and any other credit enhancement provided by any Seller Party hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool.

         (c) Legal Compulsion. In the event that any party hereto (other than any Seller Party) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will (or will cause its representative to):

                  (i) provide the Master Servicer with prompt written notice so that (A) the Master Servicer may seek a protective order or other appropriate remedy, or (B) the Master Servicer may, if it so chooses, agree that such party (or its representatives) may disclose such Seller Information pursuant to such request or legal compulsion; and

                  (ii) unless the Master Servicer agrees that such Seller Information may be disclosed, make a timely objection to the request or compulsion to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this Section 14.7.

In the event such protective order or remedy is not obtained, or the Master Servicer agrees that such Seller Information may be disclosed, such party will furnish only that portion of the Seller Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Seller Information.

         (d) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

         (e)      This Section 14.7 shall survive termination of this Agreement.

         SECTION 14.8 CAPTIONS AND CROSS REFERENCES.

         The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section,

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

subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         SECTION 14.9 INTEGRATION.

         This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 14.10 GOVERNING LAW.

         THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         SECTION 14.11 WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

         SECTION 14.12 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

         EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

         (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, AS APPROPRIATE, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE)

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

WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         SECTION 14.13 EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

         SECTION 14.14 NO RECOURSE AGAINST OTHER PARTIES.

         The obligations of each Purchaser under this Agreement are solely the corporate obligations of such Purchaser. No recourse shall be had for the payment of any amount owing by any Purchaser under this Agreement or for the payment by such Purchaser of any fee in respect hereof or any other obligation or claim of or against such Purchaser arising out of or based upon this Agreement, against Scotiabank, Wachovia or against any employee, officer, director, incorporator or stockholder of such Purchaser. For purposes of this
Section 14.15, the term "Wachovia" and "Scotiabank" shall mean and include Wachovia Bank, National Association and The Bank of Nova Scotia, as the case may be, and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, for the purposes of this paragraph, Blue Ridge shall not be considered to be an affiliate of Wachovia and Liberty Street shall not be considered to be an affiliate of Scotiabank. Each of the Seller, the Master Servicer and the Agents agree that each Purchaser shall be liable for any claims that such party may have against such Purchaser only to the extent such Purchaser has excess funds and to the extent such assets are insufficient to satisfy the obligations of such Purchaser hereunder, such Purchaser shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against such Purchaser. Any and all claims against any Purchaser or the related Purchaser Agent shall be subordinate to the claims of the holders of Commercial Paper Notes and the related Liquidity Banks.

         SECTION 14.15 SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  LPAC CORP.,
                                  as Seller

                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:____________________________________

                                  LENNOX INDUSTRIES INC.,
                                  as Master Servicer

                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:____________________________________

                        [additional signatures to follow]

                                  BLUE RIDGE ASSET FUNDING CORPORATION,
                                  as a Purchaser

                                  By:  Wachovia Securities, LLC,
                                            as Attorney-in-Fact

                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:____________________________________

                                  WACHOVIA BANK, NATIONAL ASSOCIATION,
                                  as Administrative Agent and Blue Ridge
                                  Purchaser Agent

                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:____________________________________

                        [additional signatures to follow]

                                  LIBERTY STREET FUNDING CORP.,
                                  as a Purchaser

                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:____________________________________

                                  THE BANK OF NOVA SCOTIA,
                                  as Liberty Street Purchaser Agent and Liberty Street Investor

                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:____________________________________

                               [end of signatures]

                                   APPENDIX A

                                   DEFINITIONS

         This is Appendix A to the Second Amended and Restated Receivables Purchase Agreement dated as of June 16, 2003 among LPAC Corp., as the Seller, Lennox Industries, Inc., as the Master Servicer, Blue Ridge Asset Funding Corporation, as a Purchaser, Liberty Street, as a Purchaser, the Liberty Street Investors named herein, The Bank of Nova Scotia, as the Liberty Street Purchaser Agent and Wachovia Bank, National Association, as the Administrative Agent and the Blue Ridge Purchaser Agent (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

         A. Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated below:

Adjusted Dilution Ratio: The 12-month rolling average of the Dilution Ratio.

Administrative Agent: As defined in the preamble.

Affected Party: Each of Purchasers, each Liquidity Bank, any assignee or participant of any Purchaser or any Liquidity Bank, Scotiabank, any successor to Scotiabank, as Liberty Street Purchaser Agent, Wachovia, any successor to Wachovia, as Administrative Agent or Blue Ridge Purchaser Agent, or any sub-agent of any Agent.

Affiliate: With respect to any other Person controlling, controlled by, or under common control with, such Person.

Affiliated Obligor: In relation to any Obligor, an Obligor that is an Affiliate of such Obligor.

Agent: Any Purchaser Agent or the Administrative Agent, as the case may be.

Allocation Limit: As defined in Section 1.1.

Asset Interest: An undivided percentage ownership interest in favor of the Administrative Agent, as agent for the Secured Parties, determined from time to time as provided in Section 1.4(b), in (i) all then outstanding Pool Receivables and (ii) all Related Assets.

Asset Tranche: At any time, a portion of the Asset Interest funded by any Purchaser Group selected by the related Purchaser Agent pursuant to Section 2.1.

Assurance Agreement: The Assurance Agreement dated as of June 19, 2000 made by Lennox International, as the same may be amended, restated, supplemented or modified from time to time.

Bank Rate: For any Yield Period with respect to any Asset Tranche:

         (i) in the case of any Yield Period other than a Yield Period described in clause (ii) below, an interest rate per annum equal to the sum of (A) the Bank Rate Spread per annum, plus (B) Eurodollar Rate (Reserve Adjusted) for such Yield Period;

         (ii)     in the case of

                  (A) any Yield Period commencing on or prior to the first day of which the related Purchaser or any related Liquidity Bank shall have notified the related Purchaser Agent that (1) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Person to fund such Asset Tranche at the rate described in clause (i) above, or (2) due to market conditions affecting the interbank eurodollar market, funds are not reasonably available to such Person in such market in order to enable it to fund such Asset Tranche at the rate described in clause (i) above (and in the case of subclause (1) or (2) above, such Person shall not have subsequently notified the related Purchaser Agent that such circumstances no longer exist), or

                  (B) any Yield Period as to which the related Purchaser Agent does not receive notice or determine, by no later than 12:00 noon (Atlanta, Georgia time) on the third Business Day preceding the first day of such Yield Period, that the related Asset Tranche will be funded by Liberty Street Alternate Fundings or Liquidity Fundings of the related Purchaser Group, as the case may be, and not by the issuance of Commercial Paper Notes, an interest rate per annum equal to the Base Rate in effect from time to time during such Yield Period; it being understood that, in the case of paragraph (ii)(A) above, such rate shall only apply to the Person affected by the circumstances described in such paragraph (ii)(A).

Bank Rate Spread: As defined in the Fee Letter.

Base Rate: For any day, the rate per annum equal to the higher as of such day of
(i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Wachovia or Scotiabank in connection with extensions of credit.

Blue Ridge: As defined in the preamble.

Blue Ridge Broken Funding Costs: For any Asset Tranche funded by the Blue Ridge Purchaser Group which: (i) has its Purchaser Group Invested Amount reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to a reduction following the delivery of any notice pursuant to Section 3.2(b) or (iii) is assigned by Blue Ridge to the Liquidity Banks under the related Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs that would have accrued during the remainder of the tranche periods for Commercial Paper Notes or (as applicable) Earned Discount that would have accrued during the remainder of the

Yield Periods determined by the Blue Ridge Purchaser Agent to relate to such Asset Tranche (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such reduction was designated to occur pursuant to the notice) of the related Purchaser Group Invested Amount of such Asset Tranche if such reduction, assignment or termination had not occurred or such notice had not been delivered, over (B) the sum of (1) to the extent all or a portion of such the related Purchaser Group Amount is allocated to another Asset Tranche, the amount of CP Costs or Earned Discount actually accrued during the remainder of such period on such Invested Amount for the new Asset Tranche, and (2) to the extent such Purchaser Group Invested Amount is not allocated to another Asset Tranche, the income, if any, actually received during the remainder of such period by the holder of such Asset Tranche from investing the portion of such Purchaser Group Invested Amount not so allocated. All Blue Ridge Broken Funding Costs shall be due and payable hereunder upon demand.

Blue Ridge CP Costs: For each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper issued by Blue Ridge on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper Note dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper issued by Blue Ridge for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper of Blue Ridge, minus (v) any payment received on such day net of expenses in respect of Blue Ridge Broken Funding Costs related to the prepayment of any investment of Blue Ridge pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Purchase during any period of time determined by the Blue Ridge Purchaser Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Purchase, the principal associated with any such Purchase shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional Blue Ridge CP Costs applicable only to such special pool and charged each day during such period against such principal. Notwithstanding the foregoing, on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Blue Ridge CP Costs for each Asset Tranche funded through the issuance of Commercial Paper Notes by Blue Ridge shall equal the greater of (A) the amount determined for such day pursuant to the preceding two sentences, and (B) interest on the related Purchaser Group Invested Amount associated with such Asset Tranche a rate per annum equal to the Base Rate Plus 2% per annum.

Blue Ridge Liquidity Agreement: The Liquidity Asset Purchase Agreement dated as of June 19, 2000 among Blue Ridge, Wachovia, as Administrative Agent, Wachovia, as Liquidity Agent, and Wachovia and/or one or more other banks or other financial institutions, as Liquidity Banks, and any other agreement hereafter entered into by Blue Ridge providing for the making of loans, purchase of assets or other extensions of credit to Blue Ridge secured by a direct or indirect security interest in the portion of the Asset Interest funding by Blue Ridge (or any portion thereof), to support all or part of Blue Ridge's payment obligations under the Commercial Paper Notes issued by Blue Ridge or to provide an alternate means of funding Blue Ridge's investments in accounts receivable or other financial assets, and under which the amount available from such extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of deal-specific credit enhancement available with respect thereto, as such Blue Ridge Liquidity Agreement or other agreement may be amended, supplemented or otherwise modified from time to time.

Blue Ridge Liquidity Bank: The commercial lending institutions that are at any time parties to the Blue Ridge Liquidity Agreement as liquidity providers thereunder.

Blue Ridge Purchaser Agent: Wachovia, in such capacity, and its successors and assigns.

Blue Ridge Purchaser Account: Account number 8735-098787 at Wachovia Bank, National Association, ABA number 0531000494.

Blue Ridge Purchaser Group: Blue Ridge, Wachovia (individually and as Blue Ridge Purchaser Agent) and each related Liquidity Bank, together with their respective successors, assigns and participants).

Blue Ridge Purchaser Group Limit: $100,000,000.

Broken Funding Costs: For any Asset Interest, the sum of Blue Ridge Broken Funding Costs and Liberty Street Broken Funding Costs.

Business Day: (i) with respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in New York, New York, and in Atlanta, Georgia and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York, or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to be closed.

Capital Lease: At any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

Change in Control:

                  (i) in relation to either of the Master Servicer or Lennox International, the acquisition after the date hereof by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of such Person entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of such Person and having a then present right to exercise 50% or more of the voting power for the election of members of the board of directors of such Person attached to all such outstanding shares of capital stock of such Person, unless otherwise agreed in writing by the Agents; and

                  (ii) in relation to the Seller, the failure of Lennox International to own (directly or through wholly-owned Subsidiaries of Lennox International) 100% of the issued and outstanding shares of the capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of the Seller on a fully diluted basis.

Code: The Internal Revenue Code of 1986, as the same may be amended from time to time.

Collateral: As defined in Section 9.1.

Collection Account: The segregated account that may be established and maintained with Wachovia in the name of the Seller.

Collection Period:

                  (i) the period from the date of the initial Purchase to the last day of the calendar month in which such date occurs; and

                  (ii) thereafter, each period from the last day of the next preceding Collection Period to the last day of the next following calendar month;

provided, however, that the last Collection Period shall end on the Final Payout Date.

Collections: With respect to any Receivable, all funds which either (i) are received by the Seller, the Originators or the Master Servicer from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, insurance payments that the Seller, the Originator or the Master Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (ii) are Deemed Collections; provided that, prior to such time as Lennox shall cease to be the Master Servicer, late payment charges, collection fees, extension fees and any other similar fees or expenses billed to and collected from an Obligor shall not be deemed to be Collections.

Commercial Paper Notes: The commercial paper promissory notes issued by any Purchaser in the commercial paper market.

Contract: A contract between the Seller or the Originator and any Person, or an invoice sent or to be sent by the Seller or the Originator, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable. A `related Contract' or similar reference means rights to payment, collection and enforcement, and other rights under a Contract to the extent directly related to a Receivable in the Receivables Pool, but not any other rights under such Contract.

CP Accrual Period: Each Collection Period during which any Asset Tranche is funded with Commercial Paper Notes.

CP Costs: The sum of Blue Ridge CP Costs and Liberty Street CP Costs.

Credit Agreement: That certain Revolving Credit Facility Agreement dated as of July 29, 1999 by and among Lennox International as the borrower, certain financial institutions, as the lenders, and Chase Bank of Texas, National Association ("Chase"), as administrative agent for the lenders (as amended by the First Amendment to the Revolving Credit Facility Agreement dated as of August 6, 1999, the Second Amendment to the Revolving Credit Facility dated as of January 25, 2000 and the Third Amendment to the Revolving Credit Facility Agreement dated as of January 22, 2001 or as such agreement may be further amended, restated, substituted or replaced from time to time).

Credit and Collection Policy: Collectively, those credit and collection policies and practices of the Originators and the Master Servicer relating to Contracts and Receivables as in effect on the date of this Agreement in the forms of Exhibit C-1, C-2 and C-3 hereto, as may hereafter be modified without violating
Section 7.3(c), but subject to compliance with applicable tariffs or state regulations in effect from time to time.

Credit Event: The earliest of (i) an Event of Bankruptcy with respect to Lennox International, (ii) an Event of Bankruptcy with respect to Lennox or (iii) any event described in subsection (d) of Section 10.1 hereof.

Cut-Off Date: The last day of each fiscal month of the Servicer.

Days Sales Outstanding or DSO: As of any day, an amount equal to the product of
(i) 91 and (ii) a fraction the numerator of which is the aggregate Unpaid Balance of Pool Receivables as of the most recent Cut-Off Date and the denominator of which is the aggregate dollar amount of Receivables generated by the Originators during the three Collection Periods including and immediately preceding such Cut-Off Date.

Deemed Collections: As defined in Section 3.2(a).

Default Horizon Ratio: As of any Cut-Off Date, the ratio (expressed as a percentage) of (i) the aggregate sales of the Originators during the immediately preceding six Collection Periods ending on such Cut-Off Date divided by (ii) the Net Pool Balance on such Cut-Off Date.

Default Ratio: At any time, an amount (expressed as a percentage) equal to a fraction the numerator of which is equal to the sum of Eligible Receivables that became Defaulted Receivables during the immediately preceding Collection Period, and the denominator of which is the amount of sales generated during the Collection Period six months prior to the immediately preceding Collection Period.

Defaulted Receivable: A Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original due date for such payment, (ii) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof.

Delinquency Ratio: At any time, the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding Collection Period by dividing (i) the aggregate Unpaid Balance of all Pool Receivables that are Delinquent Receivables on such Cut-Off Date by (ii) the aggregate Unpaid Balance of Pool Receivables on such Cut-Off Date.

Delinquent Receivable: A Pool Receivable (i) that is not a Defaulted Receivable and (ii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

Dilution: The amount of any reduction or cancellation of the Unpaid Balance of a Pool Receivable as described in Section 3.2(a).

Dilution Horizon Ratio: As of any date, the percentage equivalent of a fraction, the numerator of which is the aggregate dollar amount of all Receivables generated by the Originators during the two most recent Collection Periods and the denominator of which is the Net Pool Balance as of the most recent Cut-Off Date.

Dilution Ratio: As of any Cut-Off Date, the percentage equivalent of a fraction, the numerator of which is the aggregate dollar amount of Dilutions that occurred during the Collection Period ending on such date and the denominator of which is the aggregate dollar amount of all Receivables originated by the Originators during such Collection Period.

Dilution Reserve: The product of (i) the sum of (A) the product of (1) 2 and (2) the Adjusted Dilution Ratio and (B) the Dilution Volatility Component and (ii) the Dilution Horizon Ratio.

Dilution Volatility Component: The product of (i) the positive excess, if any, of (A) the highest three month rolling average Dilution Ratio over the past 12 months over (B) the Adjusted Dilution Ratio and (ii) a fraction, the numerator of which is the highest three month rolling average Dilution Ratio over the past 12 months and the denominator of which is the Adjusted Dilution Ratio.

Dollars: Means dollars in lawful money of the United States of America.

Downgraded Liquidity Bank: A Liquidity Bank with respect to which a Downgrading Event shall have occurred.

Downgrading Event: With respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by Standard & Poor's Ratings Group, or (ii) P-1 by Moody's.

Earned Discount: For any Yield Period for any Asset Tranche funded with a Liberty Street Alternate Funding or a Liquidity Funding by any Purchaser Group, as the case may be:

                                IA x ER x ED + LF
                                ------------
                                   360

where:
               IA  = the daily average (calculated at the close of business each day) of the related Purchaser Group Invested Amount in such Asset Tranche during such Yield Period,

               ER  = the Earned Discount Rate for such Yield Period,

               ED  = the actual number of days elapsed during such Yield Period,
                     and

               LF  = the Liquidation Fee, if any, during such Yield Period.

Earned Discount Rate: For any Yield Period for any Asset Tranche funded by a Liberty Street Alternate Funding or a Liquidity Funding, as the case may be, the Bank Rate for such Asset Tranche and such Yield Period.

provided, however, that on any day when any Liquidation Event or an Unmatured Liquidation Event shall have occurred and be continuing, the Earned Discount Rate for each Asset Tranche (including without limitation, Asset Tranches funded through the issuance of Commercial Paper Notes) shall mean a rate per annum equal to the Base Rate plus 2% per annum.

Eligible Receivable: At any time, a Receivable:

                  (i) which is a Pool Receivable arising out of the sale by an Originator in the ordinary course of its business that has been sold or contributed to the Seller pursuant to the Sale Agreement in a "true sale" transaction;

                  (ii) as to which the perfection of the Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code - Secured Transactions is in force, and which constitutes an "account" as defined in the Uniform Commercial Code as in effect in such jurisdiction;

                  (iii) the Obligor of which is a resident of the United States, or any of its possessions or territories and is not an Affiliate or employee of any Seller Party;

                  (iv)     which is not a Defaulted Receivable;

                  (v) with regard to which the representations and warranties of the Seller set forth in Section 6.1(l) are true and correct;

                  (vi) the sale of an undivided interest in which does not contravene or conflict with any law;

                  (vii) which is denominated and payable only in Dollars in the United States;

                  (viii) which arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever, provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Unpaid Balance of such Receivable then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Unpaid Balance which is not so affected;

                  (ix) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

                  (x) which satisfies in all material respects all applicable requirements of the applicable Originator's Credit and Collection Policy;

                  (xi) which, according to the Contract related thereto, is due and payable within 120 days from the invoice date of such Receivable;

                  (xii) not more than 35% of the aggregate Unpaid Balance of all Receivables of the Obligor of which are Defaulted Receivables;

                  (xiii) the original term of which has not been extended and the Unpaid Balance of which has not been adjusted more than one time;

                  (xiv) the Obligor of which is not a Governmental Authority as to which the assignment of receivables owing therefrom requires compliance with the Federal Assignment of Claims Act or other similar Legislation (unless the Seller has complied therewith);

                  (xv) which is not classified by the "Terms Description" of the related Originator's Credit and Collection Policy or any other internal classification procedures utilized by such Originator as (A) "Authorizer," (B) "Cash Application," (C) "Check in Progress," (D) "COD-Certified Check," (E) "COD-Company Check," (F) "Consignment Shipment," (G) "Direct Pay," (H) "Due Immediately," (I) "Gratis," (J) "Invoice to be Considered," (K) "Paid in Advance," (L) "Payroll Deduction," (M) "Warrant Gratis," (N) "Warranty Parts," or (O) any other classification now existing or hereinafter created that has the same or any similar definition as any of the foregoing; and

                  (xvi) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor.

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Affiliate: Any trade or business (whether or not incorporated) that is a member of a group of which the Master Servicer is a member and which is treated as a single employer under Section 414 of the Code.

Eurodollar Business Day: A day of the year as defined in clause (i) of the definition of Business Day.

Eurodollar Rate: For any Yield Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the related

Liquidity Funding or Liberty Street Alternate Funding, as the case may be, offered for a term comparable to such Yield Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, two Eurodollar Business Days prior to the first day of such Yield Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Yield Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the related Purchaser Agent, at approximately 10:00 A.M., New York City time, two Eurodollar Business Days prior to the first day of such Yield Period, for deposits in Dollars offered by leading European banks for a period comparable to such Yield Period in an amount comparable to the principal amount of such Liquidity Funding or Liberty Street Alternate Funding, as the case may be.

Eurodollar Rate (Reserve Adjusted): With respect to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar Rate for such Yield Period by (ii) 1.0 minus the Eurodollar Reserve Percentage.

Eurodollar Reserve Percentage: With respect to any Yield Period, the maximum reserve percentage, if any, applicable to any Liquidity Bank under Regulation D during such Yield Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be applicable) for determining the Liquidity Bank's reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Yield Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by the Liquidity Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the "London Interbank Offered Rate" or "LIBOR" is to be determined or (ii) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

Event of Bankruptcy: With respect to a Person if either:

                  (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (ii) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Excess Concentration Amount: As of any date, the sum of the amounts by which the aggregate Unpaid Balance of Receivables of each Obligor exceeds the Obligor Concentration Limit for such Obligor.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Excess Weighted Average Term Amount: On any day on which the Weighted Average Term shall exceed 60 days, the aggregate of the Unpaid Balances, on such day, of such Eligible Receivables that, were the then Eligible Receivables with the longest terms (beginning with the Eligible Receivable(s) with the longest term and working backwards toward the Eligible Receivable(s) with the shortest term) deemed to not be Eligible Receivables on such day, would cause the Weighted Average Term not to exceed 60 days on such day.

Existing Agreement: As defined in the Preamble.

Face Amount: With respect to any Commercial Paper Note, (i) the face amount stated thereon in the case of any Commercial Paper Note issued on a discount basis and (ii) the principal amount stated thereon plus the amount of all interest scheduled to accrue on such Commercial Paper Note through its stated maturity date in the case of any Commercial Paper Note issued on an interest bearing basis.

Federal Funds Rate: For any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia or Scotiabank, as the case may be on such day on such transactions, as reasonably determined by the Wachovia or Scotiabank, as the case may be.

Federal Reserve Board: The Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

Fee Letter: As defined in Section 4.1.

Final Payout Date: The date following the Termination Date on which the Invested Amount shall have been reduced to zero and all other amounts payable by the Seller under the Transaction Documents shall have been paid in full.

Funding Termination Date: The earliest of the following:

                  (i) June 14, 2004, or such later date as may, from time to time, be agreed to in writing by the Agents;

                  (ii) the date on which the Agents declare a Funding Termination Date in a notice to the Seller in accordance with Section 10.2(a); or

                  (iii) in accordance with Section 10.2(b), the Funding Termination Date occurs automatically.

GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

Governmental Authority: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

Guaranty: With respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (i) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (ii) to advance or supply funds (A) for the purchase or payment of such Indebtedness or obligation, or (B) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase of payment of such Indebtedness or obligation;

                  (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (iv) otherwise to assure the owner of such Indebtedness or obligation against loss in respect of thereof. In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

Indebtedness: With respect to any Person shall mean, at any time, without duplication:

                  (i) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (ii) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (iii) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (iv) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (v) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money, but excluding in any event obligations in respect of (A) trade or commercial letters of credit issued for the account of such Person in the ordinary course of its business and (B) stand-by letters of credit issued to support obligations of such Person that are not of a type described in any of clauses (i), (ii), (iii), (iv), (vi) or (vii) of this definition;

                  (vi)     Swaps of such Person; and

                  (vii) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (i) through (vi) hereof.

         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (i) through (vii) above to the extent such Person remains legally liable in respect hereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

Indemnified Amounts: As defined in Section 13.1.

Indemnified Party: As defined in Section 13.1.

Independent Director: A Person who is a director of the Seller and who is not at such time, and has not been at any time during the preceding five (5) years: (i) a creditor, supplier, director, officer, employee, family member, manager, member, limited partner, partner or contractor of Lennox International, the Servicer any Originator or any of their respective Subsidiaries or Affiliates (other than Seller), (ii) a direct or indirect or beneficial owner, excluding de minimus ownership interests, (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of the Seller, Lennox International, the Servicer, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights, or (iii) a person who controls (whether directly, indirectly or otherwise) Lennox International, the Servicer, any Originator or any of their respective Subsidiaries or Affiliates (other than Seller) or any creditor, supplier, employee, officer, director, manager, member, limited partner, partner or contractor of Lennox International, the Servicer, any Originator or any of their respective Subsidiaries or Affiliates (other than Seller).

Information Package: As defined in Section 3.1(a).

Initial Cut-Off Date: May 31, 2000.

Initial Due Diligence Auditor: Such person designated by the Administrative Agent as the initial due diligence auditor.

Initial Seller Note: As defined in the Sale Agreement.

Interim Cut-Off Date: Such date as may be specified by any Agent in any request to provide an Interim Information Package pursuant to Section 1.4(c).

Interim Information Package: As defined in Section 1.4(c).

Interim Reporting Date: As defined in Section 1.4(c).

Interim Reporting Period: Such period as may be specified by any Agent in any request to provide an Interim Information Package pursuant to Section 1.4(c).

Interim Settlement Date: One Business Day following each Interim Reporting Date.

Invested Amount: At any time with respect to the Asset Interest an amount equal to (i) the aggregate of the amounts theretofore paid to Seller for Purchases pursuant to Sections 1.1 and 1.2, less (ii) the aggregate amount of Collections theretofore received and actually distributed to the Investors on account of such Invested Amount pursuant to Section 1.3.

Investors: The Purchasers and the Liquidity Banks.

Lennox: As defined in the Preamble.

Lennox International: Lennox International Inc., a Delaware corporation.

Liberty Street: As defined in the preamble.

Liberty Street Alternate Funding: The portion of the outstanding Invested Amount of any Asset Tranche that is funded by the Liberty Street Investors pursuant to
Section 1.1

Liberty Street Broken Funding Costs: For any Asset Tranche funded by the Liberty Street Purchaser Group which: (i) has its Purchaser Group Invested Amount reduced (I) if funded with Commercial Paper Notes, without compliance by Seller with the notice requirements hereunder or (II) if funded by reference to the Eurodollar Rate, on any date other than the last day of the related Yield Period or (ii) does not become subject to a reduction following the delivery of any reduction notice pursuant to Section 3.2(b) or (iii) is assigned by Liberty Street to the Liquidity Banks under the Liberty Street Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the Liberty Street

CP Costs or Earned Discount (as applicable) that would have accrued during the remainder of the Yield Periods or the tranche periods for Commercial Paper Notes determined by the Liberty Street Purchaser Agent to relate to such Asset Tranche (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such reduction was designated to occur pursuant to the related reduction notice) of the Liberty Street Invested Amount of such Asset Tranche if such reduction, assignment or termination had not occurred or such reduction notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Liberty Street Invested Amount is allocated to another Asset Tranche, the amount of Liberty Street CP Costs or Earned Discount actually accrued during the remainder of such period on such Liberty Street Invested Amount for the new Asset Tranche, and (y) to the extent such Liberty Street Invested Amount is not allocated to another Asset Tranche, the income, if any, actually received during the remainder of such period by the holder of such Asset Tranche from investing the portion of such Liberty Street Invested Amount not so allocated. All Liberty Street Broken Funding Costs shall be due and payable hereunder upon written demand..

Liberty Street CP Costs: (a) The "weighted average cost" (as defined below) for such day related to the issuance of Commercial Paper Notes by Liberty Street that is allocated, in whole or in part by Liberty Street, to fund all or part of its Purchases (and which may also be allocated in part to the funding of other assets of Liberty Street) or (b) any other written agreement among Liberty Street, the Seller, the Master Servicer and the related Purchaser Agent from time to time. As used in this definition, the "weighted average cost" shall consist of (A) the actual interest rate (or discount) paid to purchasers of Commercial Paper Notes issued by Liberty Street, together with the commissions of placement agents and dealers in respect of such Commercial Paper Notes, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper Notes. (B) the costs associated with the issuance of such Commercial Paper Notes, including without limitation, issuing and paying agent fees incurred with respect to such Commercial Paper Notes, (C) any incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by Liberty Street under this Agreement and (D) interest on other borrowing or funding sources by Liberty Street, including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market and interest under any voluntary advance agreement. In addition to the foregoing costs, if Seller shall request any Purchase during any period of time determined by the Liberty Street Purchaser Agent in its sole discretion to result in incrementally higher Liberty Street CP Costs applicable to such Purchase, the Liberty Street Invested Amount associated with any such Purchase shall, during such period, be deemed to be funded by Liberty Street in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional Liberty Street CP Costs applicable only to such special pool and charged each day during such period to the Seller.

Liberty Street Investor: As defined in the preamble.

Liberty Street Liquidity Agreement: The Liquidity Asset Purchase Agreement dated as of June 16, 2003 among Liberty Street, Scotiabank, as administrator and liquidity agent and/or one or more other banks or other financial institutions, as "Purchasers" thereunder, and any other agreement hereafter entered into by Liberty Street providing for the making of loans, purchase of assets or other extensions of credit to Liberty Street secured by a direct or indirect security interest in the portion of the Asset Interest funding by Liberty Street (or any portion thereof), to support all or part of Liberty Street's payment obligations under the Commercial Paper Notes issued by Liberty Street or to provide an alternate means of funding Liberty Street's investments in accounts receivable or other financial assets, and under which the amount available from such extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of deal-specific credit enhancement available with respect thereto, as such Liberty Street Liquidity Agreement or other agreement may be amended, supplemented or otherwise modified from time to time.

Liberty Street Liquidity Bank: The commercial lending institutions that are at any time parties to the Liberty Street Liquidity Agreement as liquidity providers thereunder.

Liberty Street Purchaser Agent: Scotiabank, in such capacity, and its successors and assigns.

Liquidity Street Purchaser Account: Account number 215813 at The Bank of Nova Scotia - New York Agency, ABA number 026-002-532, account name: Liberty Street Funding Corp., reference: LPAC Corp.

Liberty Street Purchaser Group: Liberty Street, Scotiabank (individually and as Liberty Street Purchaser Agent) and each related Liquidity Bank, together with their respective successors, assigns and participants).

Liberty Street Purchaser Group Limit: $50,000,000.

Lien: With respect to any Person, any mortgage, lien, pledge, charge, security interest, or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

Liquidation Event: As defined in Section 10.1.

Liquidation Fee: For each Asset Tranche (or portion thereof) funded through a Liquidity Funding or a Liberty Street Alternate Funding, as the case may be, for each day in any Yield Period (computed without regard to clause (iii) of the proviso of the definition of "Yield Period"), the amount, if any, by which:

                  (i) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the related Purchaser's Tranche Investment with respect to such Asset Tranche during such Yield Period (as so computed) if such reductions had not been made, exceeds

                  (ii) the income, if any, received by the related Purchaser from investing the proceeds of such reductions of such Purchaser's Tranche Investment.

Liquidation Period: The period commencing on the date on which a Liquidation Event has occurred or is continuing and the Agents shall have notified Seller and the Master Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date;

provided, hereunder, upon the occurrence of a Liquidation Event described in
Section 10.1(e), the Liquidation Period shall commence automatically.

Liquidity Agent: With respect to the Blue Ridge Purchaser Group, Wachovia, as agent for the Liquidity Banks under the Blue Ridge Liquidity Agreement, or any successor to Wachovia in such capacity and with respect to the Liberty Street Purchaser Group, Scotiabank, as agent for the Liquidity Banks under the Liberty Street Liquidity Agreement, or any successor to Scotiabank in such capacity

Liquidity Bank: Any Blue Ridge Liquidity Bank or Liberty Street Liquidity Bank, as the case may be.

Liquidity Funding: A purchase made by any Liquidity Bank (or simultaneous purchases made by the Liquidity Banks) pursuant to any Liquidity Agreement.

Lockbox Account: An account maintained for the purpose of receiving Collections at a bank or other financial institution which has executed a Lockbox Account.

Lockbox Agreement: A letter agreement, in substantially the form of Exhibit A-1, among the Master Servicer, the Administrative Agent, the Seller and any Lockbox Bank.

Lockbox Bank: Any of the banks holding one or more lockboxes or Lockbox Accounts receiving Collections from Pool Receivables.

Loss Reserve: At any time, means the product of (i) 2.5 and (ii) the highest rolling three month average Default Ratio during the immediately preceding twelve (12) months and (iii) the most recently calculated Default Horizon Ratio.

Master Servicer: As defined in the preamble.

Material Adverse Effect: With respect to any event or circumstance, a material adverse effect on:

                  (i) (A) the assets, operations, business or financial condition of the Seller or (B) the business, assets, operations or financial condition of Lennox International and its Subsidiaries, taken as a whole, which could reasonably be expected to have a material adverse effect on the creditworthiness of any Originator;

                  (ii) the ability of the Seller, the Master Servicer, any Originator or any Affiliate thereof to perform in all material respects its obligations under this Agreement or any other Transaction Document; or

                  (iii) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Receivables Pool; or

                  (iv) the status, existence, perfection, priority or enforceability of the Secured Parties' and the Administrative Agent's interest in the Receivables Pool.

Material Indebtedness: Indebtedness, the aggregate principal amount of which is greater than $25,000,000.

Moody's: Moody's Investors Service, Inc.

Net Pool Balance: On any date, an amount equal to (i) the aggregate Unpaid Balance of all Eligible Receivables in the Receivables Pool on such date, minus
(ii) the Excess Concentration Amount on such date, minus (iii) the Excess Weighted Average Term Amount on such day.

Net Worth: With respect to the Seller on any date, an amount equal to the aggregate Unpaid Pool Balance of all Pool Receivables minus the sum of (i) the Unpaid Balance of all Defaulted Receivables on such day, (ii) the aggregate amount outstanding on the Initial Seller Notes on such day and (iii) an amount equal to the Net Pool Balance times the Asset Interest on such day.

Obligor: A Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

Obligor Concentration Limit: At any time, in relation to the aggregate Unpaid Balance of Receivables owed by any single Obligor and its Affiliated obligors (if any):

                  (i) for Obligors who have a short term unsecured debt rating currently assigned to them by either S&P or Moody's, the applicable concentration limit shall be determined according to the following table (and, if such Obligor is rated by both S&P and Moody's and has a split rating, the applicable rating will be the lower of the two):

----------------------------------------------------------
                                         Allowable % of
S&P Rating       Moody's Rating       Eligible Receivables
----------------------------------------------------------
  A-1+                P-1                      10%
-------------------------------------------------
   A-1                P-1                       8%
-------------------------------------------------
   A-2                P-2                       6%
-------------------------------------------------
   A-3                P-3                       3%
-------------------------------------------------

If such Obligor is rated by only S&P, the applicable rating will be deemed to be one ratings tier below the actual rating by S&P, and, if such Obligor is rated by only Moody's, the applicable rating will be deemed to be one ratings tier below the actual rating by Moody's, it being understood that if, for example, Moody's has assigned a P-1 rating to such Obligor and S&P has not rated it, the applicable rating will be deemed to be P-2.

                  (ii) for Obligors who do not have a debt rating listed above or who are not rated, 2% of the aggregate Unpaid Balance of Eligible Receivables at such time.

provided, however that at the Originator's request and in the Agents' sole discretion, the Agents may permit certain obligors to have an Obligor Concentration Limit in excess of those described in clauses (i) and (ii) above ("Special Obligor"); provided that any such Special Obligor designation shall not take effect without the confirmation of approval to the Agents by each of Moody's and S&P of such designation, if any Agent, in its sole discretion, determines that such confirmation of approval shall be required.

Originator: Each of Lennox, Advanced Distributor Products LLC, Heatcraft Refrigeration Products, LLC and any other Person who is a seller under the Sale Agreement."

Outstanding Balance: With respect to any Receivable, the outstanding balance of such Receivable in Dollars.

Person: An individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

Plan: Any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of Lennox or any ERISA Affiliate.

Pool Receivable: A Receivable in the Receivables Pool.

Pooled Commercial Paper: Commercial Paper Notes of Purchaser subject to any pooling arrangement by Purchaser, but excluding Commercial Paper Notes issued by Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Purchaser.

Preferred Stock: Any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

Prime Rate: Refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

Program Fee: As defined in the Fee Letter.

Pro Rata Share: At any time with respect to a Purchaser Group, (a) with respect to any payment to be made to such Purchaser Group, the percentage equivalent of a fraction the numerator of which is equal to such Purchaser Group's Purchaser Group Invested Amount at such time and the denominator of which is equal to the Invested Amount at such time and (b) with respect to any Purchase to be made by such Purchaser Group, the percentage equivalent of a fraction, the numerator of which is equal to the related Purchaser Group Limit and the denominator of which is equal to the Purchase Limit.

Purchase: As defined in Section 1.1.

Purchase Limit: As defined in Section 1.1.

Purchaser: Blue Ridge, Liberty Street and/or each Liberty Street Investor, as the case may be.

Purchaser Agent: The Blue Ridge Purchaser Agent and/or the Liberty Street Purchaser Agent, as the case may be.

Purchaser Agent Account: The Blue Ridge Purchaser Account and the Liberty Street Purchaser Account.

Purchaser Group: The Blue Ridge Purchaser Group and/or the Liberty Street Purchaser Group, as the case may be.

Purchaser Group Invested Amount: With respect to a Purchaser Group, the aggregate of the portions of the Invested Amount outstanding at such time that were funded by such Purchaser Group.

Purchaser Group Limit: The Blue Ridge Purchaser Group Limit or the Liberty Street Purchaser Group Limit, as the case may be.

Purchasers' Share: With respect to any amount, at any time, the lesser of (i) the most recently calculated Asset Interest and (ii) 100%.

Purchaser's Tranche Investment: In relation to any Asset Tranche, the amount of the Invested Amount allocated by the Administrative Agent to that Asset Tranche pursuant to Section 2.1, provided, that at all times the aggregate amounts allocated to all Asset Tranches shall equal the Invested Amount.

Qualifying Liquidity Bank: A Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by Standard & Poor's and (ii) P-1 by Moody's.

Receivable: Any right to payment from a Person (other than an Affiliate), whether constituting an account, chattel paper, instrument or general intangible and includes the right to payment of any interest or finance charges and other amounts with respect thereto.

Receivables Pool: At any time all then outstanding Receivables which have been sold or contributed as capital, or purported to have been sold or contributed as capital, by an Originator to the Seller, other than those reconveyed to an Originator pursuant to Section 3.5 of the Sale Agreement.

Regulation D: Regulation D of the Federal Reserve Board, as the same may be amended or supplemented from time to time.

Regulatory Change: Any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity Banks) of or under any United States (federal, state or municipal) or foreign, laws, or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

Reinvestment: As defined in Section 1.3(a)(iii).

Related Assets: (i) all rights to, but not any obligations under, all related Contracts and other Related Security related to any Pool Receivables, (ii) all rights and interests of the Seller under the Sale Agreement in relation to any Pool Receivables, (iii) all books and records evidencing or otherwise relating to any Pool Receivables, (iv) all Lockbox Accounts and all cash and investments therein, to the extent constituting or representing the items in the following clause (v) and (v) all Collections in respect of, and other proceeds of, any Pool Receivables or any other Related Assets.

Related Security: With respect to any Pool Receivable, all of the Seller's (in the case of usage in the Receivables Purchase Agreement) or the Originator's (in the case of usage in the Sale Agreement) right, title and interest in and to:
(i) all Contracts that relate to such Pool Receivable; (ii) all merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable; (iii) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (iv) all UCC financing statements covering any collateral securing payment of such Pool Receivable (but only to the extent of the interest of the Purchaser in the respective Pool Receivable); (v) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (vi) all insurance policies, and all claims thereunder, related to such Pool Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Pool Receivable. The interest of the Purchaser in any Related Security is only to the extent of the Purchaser's undivided percentage interest, as more fully described in the definition of Asset Interest.

Reportable Event: Any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

Reporting Date: As defined in Section 3.1(a).

Required Reserve: On any day during a Collection Period, an amount equal to the product of (i) the Required Reserve Factor and (ii) the Net Pool Balance.

Required Reserve Factor: On any day during a Collection Period, the greater of
(i) the Required Reserve Factor Floor and (ii) the sum of (A) the Loss Reserve,
(B) the Dilution Reserve, (C) the Yield Reserve, and (D) the Servicing Reserve.

Required Reserve Factor Floor: The sum of (i) 8.0% and (ii) the product of the Adjusted Dilution Ratio times the Dilution Horizon Ratio.

Revolving Period: Means the period beginning on the date hereof and ending on the earlier of (i) June 14, 2004 and (ii) the Termination Date.

S&P: Standard & Poor's Ratings Service.

Sale Agreement: The Purchase and Sale Agreement dated as of June 19, 2000 among the Originators and the Seller as it may be amended, supplemented or otherwise modified.

Sale Amendment: As defined in Section 5.1(a)(i).

Scotiabank: As defined in the preamble.

SEC: The Securities and Exchange Commission.

Secured Parties: The Purchasers, the Agents, the Indemnified Parties and the Affected Parties.

Seller: As defined in the preamble.

Seller Information: As defined in Section 14.7(a).

Seller Information Provider: As defined in Section 14.7(a).

Seller Party: As defined in the preamble.

Seller's Share: With respect to any amount means 100% minus the lesser of (i) the most recently calculated Asset Interest and (ii) 100%.

Servicer Default: As defined in Section 8.4.

Servicer Transfer Event: As defined in Section 8.1(b).

Servicing Fee: Accrued for any day in a Collection Period means: (i) an amount equal to the product of (A) the Servicing Fee rate, (B) the aggregate Unpaid Balance of the Pool Receivables at the close of business on the first day of such Collection Period, and (C) 1/360; or (ii) on and after the Master Servicer's reasonable request made at any time when Lennox shall no longer be Master Servicer, an alternative amount specified by Master Servicer not exceeding (A) 110% of Master Servicer's costs and expenses of performing its obligations under the Agreement during the Collection Period when such day occurs divided by (B) the number of days in such Collection Period.

Servicing Fee Rate: 1.00% per annum.

Servicing Reserve: The product of (i) the Servicing Fee Rate and (ii) a fraction, the numerator of which is the Twelve Month DSO and the denominator of which is 360.

Settlement Date: Two Business Days following each Reporting Date.

Special Obligor: As defined in the definition of Obligor Concentration Limit.

Structuring Fee: As defined in the Fee Letter.

Subsidiary: With respect to any Person means (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

Successor Notice: As defined in Section 8.1(b).

Swaps: With respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purpose of this Agreement, the amount of the obligation under any Swap shall be an amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

Termination Date: The earliest of:

                  (i) the date of termination (whether by scheduled expiration, termination on default or otherwise) of the Liquidity Banks' commitments under the Liquidity Agreement (unless such commitments are renewed, extended or replaced on or before such date);

                  (ii)     the Funding Termination Date;

                  (iii) the date designated by the Seller as the "Termination Date" on not less than thirty (30) days' notice to the Administrative Agent, provided that on such date the Invested Amount has been reduced to zero, all accrued Earned Discount, CP Costs, Broken Funding Costs and fees have been paid in full and all other amounts due to the Purchaser and the Administrative Agent have been paid in full; and

                  (iv)     the date on which any of the following shall occur:

                           (A) A Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days, (x) the Downgraded Liquidity Bank shall not have been replaced by a Qualifying Liquidity Bank pursuant to a Liquidity Agreement in form and substance acceptable to the Purchaser and the Administrative Agent, and (y) the commitment of such Downgraded Liquidity Bank under the Liquidity Agreement shall not have been funded or collateralized in such a manner that such Downgrading Event will not result in a reduction or withdrawal of the credit rating applied to the Commercial Paper Notes by any of the rating agencies then rating the Commercial Paper Notes; or

                           (B) Purchaser shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Termination Notice: As defined in Section 8.4.

Threshold Amount: $3,900,000, or such other amount to which the Administrative Agent may agree in writing from time to time.

Transaction Documents: This Agreement, the Lockbox Agreements, the Sale Agreement, the Assurance Agreement, the Fee Letter, and the other documents to be executed and delivered in connection herewith.

Transaction Fees: Subject to the limitations set forth in the Fee Letter, all reasonable expenses of the Agents incurred in connection with the consummation of this Agreement and each other Transaction Document, including but not limited to (i) the legal fees of Hunton & Williams LLP, counsel to the Administrative Agent, (ii) expenses incurred in connection with any due diligence audit and
(iii) out-of-pocket expenses of the Agents.

Twelve Month DSO: For any day, the highest Days Sales Outstanding that occurred during the twelve (12) month period ending on such date of calculation.

UCC: The Uniform Commercial Code, as from time to time in effect in the applicable jurisdiction or jurisdictions.

Unmatured Liquidation Event: Any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

Unpaid Balance: With respect to any Receivable means at any time the unpaid amount thereof, but excluding all late payment charges, delinquency charges and extension or collection fees.

Unused Fee: As defined in the Fee Letter.

Weighted Average Term: On any day, the weighted average of the stated terms of all Eligible Receivables, weighted on the basis of the Unpaid Balance of each such Receivable, as of such date of calculation.

Yield Period: With respect to any Asset Tranche funded by a Liquidity Funding or a Liberty Street Alternate Funding, as the case may be,

                  (a) the period commencing on the date of the initial Purchase of the Asset Interest, the making of such Liquidity Funding or Liberty Street Alternate Funding, as the case may be, or the creation of such Asset Tranche pursuant to Section 2.1 (whichever is latest) and ending such number of days thereafter as the Administrative Agent shall select; and

                  (b) each period commencing on the last day of the immediately preceding Yield Period for the related Asset Tranche and ending such number of days thereafter as the Administrative Agent shall select;

provided, however, that

                  (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Asset Tranche shall be accruing Earned Discount at a rate determined by reference to Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

                  (ii) in the case of Yield Periods of one day for any Asset Tranche, (A) the initial Yield Period shall be the date such Yield Period commences as described in clause (a) above; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

                  (iii) in the case of any Yield Period for any Asset Tranche which commences before the Termination Date and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Asset Tranche shall be of such duration as shall be selected by the related Purchaser Agent.

Yield Reserve: On any date of determination, the product of (i) 1.5, (ii) the Base Rate and (iii) a fraction the numerator of which is the Twelve Month DSO and the denominator of which is 360.

         B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                 SCHEDULE 6.1(i)

                                 SCHEDULE 6.1(n)

                                 SCHEDULE 6.1(o)

                                  SCHEDULE 14.2

                                 EXHIBIT 1.2 (a)

                            FORM OF PURCHASE REQUEST

Wachovia Bank, National Association
191 Peachtree Street, N.E., GA-8047
Atlanta, Georgia 30303
Attention:  Elizabeth Wagner

The Bank of Nova Scotia
[addresss]

Ladies and Gentlemen:

         Reference is made to the Second Amended and Restated Receivables Purchase Agreement dated as of June 16, 2003 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") among LPAC Corp., as the Seller, Lennox Industries Inc., as the Master Servicer (and together with Seller, collectively referred to as the "Seller Parties"), Blue Ridge Asset Funding Corporation, as a purchaser ("Blue Ridge"), Liberty Street Funding Corp., as a purchaser ("Liberty Street"), the Liberty Street Investors named therein, The Bank of Nova Scotia, as Liberty Street Purchaser Agent ("Liberty Street Purchaser Agent") and Wachovia Bank National Association, as administrative agent (the "Administrative Agent") and Blue Ridge Purchaser Agent ("Blue Ridge Purchaser Agent"). Capitalized terms defined in the Purchase Agreement are used herein with the same meanings.

         I. Each of the Seller Parties hereby certifies, represents and warrants to the Purchasers and the Agents that on and as of the Purchase Date (as hereinafter defined):

         (a) all applicable conditions precedent set forth in Article V of the Purchase Agreement have been satisfied;

         (b) each of its respective representations and warranties contained in Section 6.1 of the Purchase Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date;

         (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes a Liquidation Event or Unmatured Liquidation Event;

         (d) after giving effect to the requested Purchase, the Invested Amount will not exceed the available Purchase Limit, no Purchaser Group Invested Amount will exceed the related Purchaser Group Invested Amount and the Asset Interest will not exceed the Allocation Limit; and

         (e)      the Termination Date shall not have occurred.

         2. The undersigned, as Seller hereby requests that the Blue Ridge Purchase Group make a Purchase on ___________, 200_ (the "Purchase Date") in the amount of $_____________ and that the Liberty Street Purchaser Group make a Purchase on the Purchase Date in the amount of $_________________.

         3.       Please disburse the proceeds of the Purchase as follows:

[APPLY $________ TO PAYMENT OF INVESTED AMOUNT DUE ON THE PURCHASE DATE]. [WIRE TRANSFER $________ TO ACCOUNT NO. ________ AT ___________ BANK, IN [CITY,
STATE], ABA NO. __________, REFERENCE: ________].

         IN WITNESS WHEREOF, the Seller and the Master Servicer have caused this Purchase Request to be executed and delivered as of this ____ day of ___________, _____.

                                      LPAC Corp., as Seller

                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________

                                      Lennox Industries Inc., as Master Servicer

                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________

                                 EXHIBIT 3.1(a)

                           FORM OF INFORMATION PACKAGE

                                   EXHIBIT A-1

                            FORM OF LOCKBOX AGREEMENT

                               _____________, 2003

[LOCKBOX BANK NAME]
[LOCKBOX BANK ADDRESS]

Attn:  ____________________
Fax No. (___) ______________

         Re:      [NAME OF CURRENT LOCKBOX OWNER]/LPAC CORP.

Ladies and Gentlemen:

         Reference is hereby made to each of the [DEPARTMENTAL] post office boxes listed on Schedule 1 hereto (each, a "Lock-Box") of which [COLLECTION BANK NAME], a _________ banking association (hereinafter "you"), has exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to the [LOCK-BOX SERVICE AGREEMENT] dated _______________, originally by and between _____________ (the "Company") and you (the "Service Agreement").

         1. You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment received in each of the Lock-Boxes, and credit such payments to account no. _____________ (the "Lock-Box Account").

         2. The Company hereby informs you that it has transferred to its affiliate, LPAC Corp., a Delaware corporation (the "Seller") all of the Company's right, title and interest in and to the items from time to time received in the Lock-Boxes and/or deposited in the Lock-Box Account, but that the [Company][Lennox Industries Inc.] has agreed to [continue to] service the receivables giving rise to such items. Accordingly, the Company and the Seller hereby request that the name of the Lock-Box Account be changed to "LPAC Corp." The Borrower hereby further advises you that it has sold an undivided percentage ownership interest in the receivables giving rise to such items to a group of purchasers for whom Wachovia Bank, National Association acts as agent (in such capacity, the "Administrative Agent") and has granted a security interest to the Administrative Agent in all of the Seller's right, title and interest in and to the Lock-Box Account and the funds therein.

         3. Each of the Company and the Seller hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from the Agent in the form attached hereto as Annex A:

                  (i) the name of the Lock-Box Account will be changed to "Wachovia Bank, National Association, as Administrative Agent" (or any designee of the Administrative Agent), and the Agent will have exclusive ownership of and access to the Lock-Boxes and the Lock-Box Account, and none of the Company, the Seller, nor any of their respective affiliates will have any control of the Lock-Boxes or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Boxes to the Lock-Box Account, or will redirect the funds as the Administrative Agent may otherwise request,
         (iii) you will transfer monies on deposit in the Lock-Box Account to the following account:

                  Bank Name:          Wachovia Bank, National Association
                  Location:           Charlotte, NC
                  ABA Routing No.:    ABA # 053000219
                  Credit Account No.: For credit to Blue Ridge Asset Funding
                                      Account #2000010384921
                  Reference:          Blue Ridge/LPAC Corp.
                  Attention:          Douglas R. Wilson, tel. (704) 374-2520

or to such other account as the Administrative Agent may specify, (iv) all services to be performed by you under the Service Agreement will be performed on behalf of the Administrative Agent, and (v) all correspondence or other mail which you have agreed to send to the Company or the Seller will be sent to the Agent at the following address:

                           Wachovia Bank, National Association, as Agent 191 Peachtree Street, N.E.
                           26th Floor, GA-8047
                           Atlanta, GA 30303
                           Attn:  Elizabeth R. Wagner,
                                  Asset-Backed Finance
                           Fax:  (404) 332- 5152

Moreover, upon such notice, the Administrative Agent will have all rights and remedies given to the Company (and the Seller, as the Company's assignee) under the Service Agreement. The Company agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

         4. You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Administrative Agent for the purpose of receiving funds from the Lock-Boxes are subject to the liens of the Administrative Agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Company or the Seller except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

         5. You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.

         6. The parties acknowledge that you may assign or transfer your rights and obligations hereunder solely to a wholly-owned subsidiary of [INSERT NAME OF COLLECTION BANK'S HOLDING COMPANY].

         7. Seller agrees to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including legal fees and expenses, resulting from or with respect to this letter agreement and the administration and maintenance of the Lock-Box Account and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this letter agreement, (b) the breach of any representation or warranty made by the Seller pursuant to this letter agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and
(d) any failure of the Seller to pay any invoice or charge to you for services in respect to this letter agreement and the Lock-Box Account or any amount owing to you from the Seller with respect thereto or to the service provided hereunder.

         8. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF _________, WHICH STATE SHALL BE YOUR "LOCATION" FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

         9. This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or is inconsistent with, any provision of the Service Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

         Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                                Very truly yours,

                                                [NAME OF CURRENT LOCK-BOX OWNER]

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                LPAC CORP.

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                LENNOX INDUSTRIES INC.

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

Acknowledged and agreed to as of the
date first above written:

[COLLECTION BANK]

By:_______________________________
Name:_____________________________
Title:____________________________

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:_______________________________
Name:_____________________________
Title:____________________________

                                     ANNEX A

                                 FORM OF NOTICE

                   [On letterhead of the Administrative Agent]

                                     [DATE]

[LOCKBOX BANK NAME]
[LOCKBOX BANK ADDRESS]

Attn:  ____________________
Fax No. (___) ______________

         Re:      [NAME OF CURRENT LOCK-BOX OWNER]/LPAC CORP.

Ladies and Gentlemen:

         We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated ____________, 2003 (the "Letter Agreement") among [NAME OF CURRENT LOCK-BOX OWNER], LPAC Corp., Lennox Industries Inc., you and us, to have the name of, and to have exclusive ownership and control of, account no. __________ identified in the Letter Agreement (the "Lock-Box Account") maintained with you, transferred to us. The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to the account specified in Section 3(i) of the Letter Agreement, or as otherwise directed by the undersigned. You have further agreed to perform all other services you are performing under the "Service Agreement" (as defined in the Letter Agreement) on our behalf.

         We appreciate your cooperation in this matter.

                                               Very truly yours,

                                               WACHOVIA BANK,
                                               NATIONAL ASSOCIATION,
                                               as Administrative Agent

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                                                       EXHIBIT B

                                [NAME OF COMPANY]

                    FORM OF CERTIFICATE OF FINANCIAL OFFICER

         This Certificate is made pursuant to the provisions of the Second Amended and Restated Receivables Purchase Agreement dated as of June 16, 2003 (the "Agreement") among LPAC Corp., as Seller, Lennox Industries Inc., as Master Servicer, Blue Ridge Asset Funding Corporation, as a Purchaser, Liberty Street Funding Corp., as a Purchaser, the Liberty Street Investors named therein, The Bank of Nova Scotia, as Liberty Street Purchaser Agent and Wachovia Bank, National Association, as Administrative Agent and Blue Ridge Purchaser Agent. The capitalized terms used, but not defined, herein have the meanings assigned to them in the Agreement.

         The undersigned [CHIEF FINANCIAL OFFICER/TREASURER] of [NAME OF COMPANY] (the "Company") hereby certifies that the financial statements being delivered concurrently herewith fairly present the financial condition and results of operations of the Company in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments.

                                            [NAME OF COMPANY]

                                            Name:_______________________________
                                            Title:______________________________
                                            Dated:______________________________

                                                                     EXHIBIT C-1

                             LENNOX INDUSTRIES INC.

                          CREDIT AND COLLECTION POLICY

                                                                     EXHIBIT C-2

                        ADVANCED DISTRIBUTOR PRODUCTS LLC

                          CREDIT AND COLLECTION POLICY

                                                                     EXHIBIT C-3

                      HEATCRAFT REFRIGERATION PRODUCTS LLC

                          CREDIT AND COLLECTION POLICY